Exhibit 4.1

Electro Energy Inc.

8.5% Senior Secured Convertible Notes due 2010

Warrants to Purchase Common Stock

NOTE AND WARRANT PURCHASE AGREEMENT

As of March 31, 2006

        Electro Energy Inc., a Florida corporation (the “Company”), hereby confirms its agreement with each of the purchasers whose name appears on the signature pages hereto (each a “Purchaser” and collectively, the “Purchasers”) as set forth below. Certain terms used herein are defined on Schedule B hereto.

        1.    Securities. The Company proposes to issue and sell to the Purchasers $11,000,000 in principal amount of its 8.5% Senior Secured Convertible Notes due 2010 (the “Notes”) as guaranteed by each subsidiary of the Company listed on Schedule C hereto (the “Guarantors”), and Warrants (the “Warrants” and, together with the Notes, the “Securities”) to purchase 578,947 shares of Common Stock, par value $.001 per share (the “Common Stock”) of the Company. This Agreement, the Notes, the escrow agreement to be dated as of the date hereof (the “Closing Date”) by and between Signature Bank (as escrow agent) and the Company (the “Escrow Agreement”), the registration rights agreement to be dated the Closing Date by and between the Purchasers and the Company (the “Registration Rights Agreement”), the security agreement to be dated as of the Closing Date by and between Context Capital Management, LLC, solely in its capacity as collateral agent (the “Collateral Agent”) for the ratable benefit of the Holders from time to time, and the Company (the “Security Agreement”), and the Guaranty Agreement to be dated as of the Closing Date entered into by the Guarantors (the “Guaranty”), are hereinafter collectively referred to as the “Transaction Documents,” and the transactions contemplated herein and therein are hereinafter referred to as the “Transactions.”

        The Company has prepared a final Confidential Private Placement Memorandum dated March 30, 2006 (with exhibits attached thereto), setting forth information concerning the Company, the Securities, the Guaranty, the Transaction Documents and certain other matters. Such final Confidential Private Placement Memorandum, including the exhibits thereto (the “Exhibits”), is referred to herein as the “Private Placement Memorandum.”

        The sale of the Securities to the Purchasers will be made without registration of the Securities under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon certain exemptions from the registration requirements of the Securities Act.

        2.    Representations, Warranties and Covenants of the Company. The Company represents and warrants to the Purchasers as follows, except as otherwise disclosed in (i) the Private Placement Memorandum, or (ii) the disclosure schedule attached as Exhibit A to this Agreement (the “Disclosure Schedule”):

               (a)     The Private Placement Memorandum and the Disclosure Schedule, as of the date hereof and the Closing Date (as defined), taken as a whole, do not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading.

               (b)     The Company has no direct or indirect subsidiaries other than those subsidiaries (the “Subsidiaries”) listed on Schedule C hereto. Other than the capital stock of the Subsidiaries, the Company does not own, directly or indirectly, any shares or other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity.

               (c)     Each of the Company and the Subsidiaries has been duly incorporated and each is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is organized, is duly qualified to do business as a foreign corporation and each is in good standing under the laws of each jurisdiction where it owns or leases material properties or conducts business, except in such jurisdictions in which the failure to so qualify, in the aggregate, would not have a Material Adverse Effect. Each of the Company and the Subsidiaries has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted. Complete and correct copies of the Articles of Incorporation and By-laws of the Company, including all amendments thereto, and complete and correct copies of the incorporating and governing documents of the Subsidiaries, including all amendments thereto, have been delivered or made available to the Purchasers, and no changes therein have been made or will be made subsequent to date hereof and prior to the Closing Date.

               (d)     Neither the Company nor any of the Subsidiaries is (i) in violation of its charter or by-laws; (ii) in breach, default or violation of any of the terms or provisions of, or with the giving of notice or lapse of time, or both, would be in default under, any indenture, note agreement, mortgage, lease, deed of trust, loan agreement, purchase order, contract or other agreement, obligation, condition, covenant or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them or any of their respective properties or assets is bound; or (iii) in breach, default or violation of any applicable law or statute or any order, rule, ordinance, judgment or regulation of any court, regulatory body, administrative agency, arbitrator or governmental agency or body having jurisdiction over the Company, the Subsidiaries or any of their respective properties or assets, except for violations and defaults which individually or in the aggregate would not have a Material Adverse Effect or which have been waived or consented to by the counterparties with respect to clause (ii) of this paragraph. To the best of the Company’s knowledge, no third party is in default under any agreement, contract or other instrument, document or agreement to which the Company is a party.

               (e)     Each of the Company and the Subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals, franchises and other authorizations (collectively, “Permits”) from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, domestic or foreign, and all third parties necessary to own or lease, as the case may be, and to operate the properties and to carry on the business of the Company and its Subsidiaries as is currently conducted and each of them is in full force and effect, except in each case where the failure to obtain such Permits, or to make all declarations and filings, would not, individually or in the aggregate, have a Material Adverse Effect; all of such Permits held by the Company and each of its Subsidiaries are valid and in full force and effect; there is no pending or threatened action, suit, claim or proceeding which may cause any such Permit to be limited, revoked, cancelled, suspended, modified or not renewed, and nether the Company nor any Subsidiary has received any notice relating to revocation or modification of any such Permit, except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

               (f)     The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, and 10,000 shares of Preferred Stock, par value $.001 per share, of which 5,600 shares have been designated as Series A Convertible Preferred Stock. As of December 31, 2005, (i) 16,599,719 shares of Common Stock were issued and outstanding, (ii) 72,000 shares of Common Stock were reserved for issuance upon conversion of 180 outstanding shares of Series A Convertible Preferred Stock, (iii) 1,225,333 shares of Common Stock were reserved for issuance upon exercise of warrants issued prior to the date hereof to purchase such shares, and (iv) 1,317,353 shares of Common Stock were reserved for issuance upon exercise of outstanding stock options granted under the Company’s 1993 Stock Compensation Plan and 2005 Stock Option Plan. All of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws and with the rules of any exchange on which they trade and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right. The Company is not in violation of or subject to any preemptive right, resale right, right of first refusal or similar right that does or will entitle any person, upon the issuance or sale of any security, to acquire from the Company or any Subsidiary any other security of the Company or any Subsidiary or any security convertible into, or exercisable or exchangeable for any other such security, except for such rights as may have been fully satisfied or waived.

               (g)     Except (i) as contemplated by the Private Placement Memorandum, (ii) with respect to the rights contained in the Registration Rights Agreement and (iii) with respect to a contemplated registration statement on Form S-8 registering shares of Common Stock issuable upon exercise of employee stock options, there are no contracts, agreements or other documents between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned, directly or indirectly, by such person.

               (h)     The issued shares of capital stock or other equity interests of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned of record and beneficially by the Company, either directly or through wholly-owned subsidiaries, free and clear of any pledge, lien, encumbrance, security interest, restriction on voting or transfer, preemptive rights or other defect in title or any claim of any third party, and no options, warrants or other rights to purchase, agreement or other obligations to issue or other rights to convert an obligation into share capital or other equity interests in the Subsidiaries are outstanding.

               (i)     The shares of Common Stock of the Company issuable upon conversion of, and/or in satisfaction of the obligation to make certain payments on, the Securities when issued, sold and delivered in accordance with the terms of this Agreement and the Articles of Incorporation of the Company (such shares, the “Underlying Shares”), will be duly authorized and validly issued, fully paid and nonassessable, free of any preemptive or similar rights, holders of a majority of the shares of Common Stock have irrevocably approved the issuance of the Securities and the maximum amount of such Underlying Shares and such Underlying Shares will be issued in compliance with all applicable federal and state securities laws and all applicable rules of The Nasdaq Stock Market. The Company has reserved approximately 7,348,000 shares of its Common Stock, whether for issuance upon conversion or issuance in satisfaction of the obligation to make payments on the Securities, as the case may be.

               (j)     Other than as set forth in paragraph (f) above or referred to in the Private Placement Memorandum, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights), options or agreements to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company to issue such shares, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

               (k)     The Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company has been subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act at least since June 7, 2004 and has filed all reports required to be filed thereunder during such period. The Common Stock is quoted on the Nasdaq Capital Market, the Company has filed a supplemental listing application with the Nasdaq Capital Market regarding the issuance of the Underlying Shares and the Company will use its best efforts to attain and maintain the continued quotation of such shares (including the Underlying Shares).

               (l)     The consolidated financial statements (including the notes thereto) included in the Exhibits fairly present in all material respects the financial position of the Company and its consolidated subsidiaries and the results of operations as of the dates and for the periods specified therein; other than as disclosed in the Private Placement Memorandum, since the date of the latest of such financial statements (the “Balance Sheet Date”), there has been no change nor any development or event involving a prospective change which will have or would reasonably be expected to have a Material Adverse Effect; such financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) in effect as of the date of such financial statements applied on a consistent basis.

               (m)     Since the Balance Sheet Date and except as referred to in the Private Placement Memorandum, (i) the Company and each of its Subsidiaries has not incurred any material liability or obligation, direct or contingent, nor has the Company or any Subsidiary entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and each of the Subsidiaries.

               (n)     The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (o)     Each of the Company and the Guarantors has all necessary power and authority to execute and deliver this Agreement and each of the other Transaction Documents, as the case may be, and to perform its respective obligations hereunder and thereunder, to issue, sell and deliver the Securities and the Underlying Shares, and to consummate the other Transactions. The Transaction Documents have been duly authorized by all necessary corporate action of the Company and the Guarantors, as the case may be. This Agreement has been duly executed and delivered by the Company and the Guarantors and this Agreement constitutes, and the other Transaction Documents, when duly executed and delivered by the Company, the Guarantors and the other party or parties thereto will constitute, legal, valid and binding obligations of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with their respective terms, subject to general equity principles and to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect, and, with respect to this Agreement and the Registration Rights Agreement, except as rights to indemnity and contribution may be limited by U.S. federal or state securities laws.

               (p)     The Notes have been duly authorized by all necessary corporate action for issuance and sale pursuant to this Agreement and, when executed, issued and delivered, sold and paid for as provided in this Agreement, the Notes will be duly and validly issued, fully paid and free of any preemptive or similar rights and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to general equity principles and to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect.

               (q)     The Guaranty has been duly authorized by all necessary corporate action for issuance and sale pursuant to this Agreement and, when executed, issued and delivered, sold and paid for as provided in this Agreement, the Guaranty will be duly and validly issued, fully paid and free of any preemptive or similar rights and will constitute legal, valid and binding obligations of the Guarantors and enforceable against the Company and the Guarantors in accordance with their terms, subject to general equity principles and to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect.

               (r)     The Warrants have been duly authorized by necessary corporate action for issuance and sale pursuant to this Agreement and, when executed, issued and delivered, sold and paid for as provided in this Agreement, the Warrants will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to general equity principles and to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect.

               (s)     As of the Closing Date, (i) the Company will own the collateral subject to the Security Agreement (the “Collateral”), free and clear of all liens except as described in the Private Placement Memorandum and except the lien in favor of the Collateral Agent under the Security Agreement, and no financing statements in respect of the Collateral will be on file in favor of any Person other than the Collateral Agent; (ii) when executed and delivered, the Security Agreement will create a valid lien on, and enforceable security interests in favor of the Collateral Agent for the benefit of, the Holders, in the Collateral, which security interests will secure the repayment of the Notes and the other obligations purported to be secured thereby; (iii) the representations and warranties of the Company in the Security Agreement will be true and correct (if such representations and warranties are not qualified with respect to materiality, in which case such representations will be true and correct in all respects) in all material respects; (iv) upon the filing and recording of financing statements in the appropriate jurisdictions, the liens securing the Notes will have been duly perfected as to the Collateral as to which perfection may be accomplished through the filing of financing statements pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions; and (v) the liens of the Security Agreement shall be prior to any other lien on any of the Collateral, other than liens expressly permitted to be prior pursuant to Section 3.4 of the Security Agreement.

               (t)     When the Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Security Agreement shall constitute a fully perfected lien on, and security interest in, all right, title and interest of the Grantors thereunder in the Intellectual Property, in each case prior and superior in right to any other person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien in registered trademarks, trademark applications and copyrights acquired by the Grantors after the date hereof).

               (u)     The issuance, offering and sale of the Securities to the Purchaser by the Company pursuant to this Agreement, and the execution and delivery of the Securities, the Guaranty and the Transaction Documents, and the performance by the Company of, and the compliance by the Company with, the provisions of the Transaction Documents and the consummation of the Transactions do not and will not (i) require the consent, approval, authorization, order, registration or qualification of, or filing with, any governmental authority or court, or body, board, agency or arbitrator having jurisdiction over the Company, including the Nasdaq Stock Market, or any other third party, other than (A) the notice filing under Regulation D of the Securities Act, (B) with respect to the transactions contemplated by the Registration Rights Agreement as may be required under the Securities Act or the Exchange Act, (C) the filing of UCC financing statements as contemplated by the Security Agreement, (D) as required by the state securities or “blue sky” laws, (E) with respect to the consent of the Company’s shareholders and the related compliance with the filing, mailing and other requirements imposed by Regulation 14C or Regulation 14A, as the case may be, promulgated by the SEC, which consent has been previously obtained from the holders of a majority of the outstanding shares of Common Stock (F) for such consents, approvals, authorizations, orders, filings or registrations that have been obtained or made, and (G) the filing of a Current Report on Form 8-K with the SEC reporting the completion of the Transactions, or (ii) conflict with, result in a breach or violation of, or constitute a default under, (w) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company and the Subsidiaries are a party or by which the Company, any of its Subsidiaries or any of their respective properties are bound; (x) the charter or by-laws of the Company or any of its Subsidiaries; (y) any statute, law, rule or regulation of any governmental authority applicable to the Company or any of its properties or assets; or (z) any judgment, order or decree of any government, government instrumentality, agency, body or court having jurisdiction over the Company, its Subsidiaries or any of their properties or assets.

               (v)     No legal or governmental proceedings, actions, suits or investigations are pending to which the Company or any of its Subsidiaries is a party or to which the property or assets of the Company or any of its Subsidiaries is subject, and no such proceedings or investigations have been threatened in writing against the Company or any of its Subsidiaries or with respect to any of its properties or assets, except in each case for such proceedings or investigations that, if the subject of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, result in a Material Adverse Effect.

               (w)     Except as referred to in the Private Placement Memorandum, no relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, that relates to the Transactions and that would be required by the Securities Act to be described in a prospectus were the Securities being issued and sold in a public offering.

               (x)     The fair saleable value of the assets of the Company exceeds the amount that will be required to be paid on or in respect of its existing debts and other known liabilities (including known contingent liabilities) as they mature; the Company does not intend to, and does not believe that it will, incur debts beyond its ability to pay such debts as they mature; and upon the issuance of the Securities, the fair salable value of the assets of the Company will exceed the amount that will be required to be paid on or in respect of its existing debts and other liabilities (including known contingent liabilities) as they mature.

               (y)     Subsequent to the Balance Sheet Date, neither the Company nor any of the Subsidiaries has sustained any material loss or interference with their respective businesses or properties from fire, explosion, flood, hurricane, accident, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or any legal, court or governmental proceeding, order or decree and there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the business, management, operations, properties, assets, liabilities, net worth or financial condition of the Company and the Subsidiaries, taken as a whole.

               (z)     The Company and each of the Subsidiaries have good and marketable title in fee simple to all items of real property and marketable title to all assets and personal property owned by each of them, free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party, except such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or such Subsidiaries, and any real property and buildings leased by the Company or such Subsidiaries are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiaries.

               (aa)     ERISA:

(i) Definitions:

“Code”means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated and the rulings issued thereunder.

“ERISA”means the United States Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means each trade or business (whether or not incorporated) that would be treated together with the Company as a single employer under Title IV or Section 302 of ERISA or Section 412 of the Code.

“ERISA Event” means (i) the occurrence of a “reportable event”described in Section 4043 of ERISA (other than an event with respect to which the 30-day notice requirement has been waived), or (ii) the provision or filing of a notice of intent to terminate a Plan (other than in a standard termination within the meaning of Section 4041 of ERISA) or the treatment of a Plan amendment as a distress termination under Section 4041 of ERISA, or (iii) the institution of proceedings to terminate a Plan by the PBGC, or (iv) the existence of any “accumulated funding deficiency” or “liquidity shortfall” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, or the filing of an application pursuant to Section 412(e) of the Code or Section 304 of ERISA for any extension of an amortization period, or (v) the receipt of notice by the Company or any ERISA Affiliate that any Multiemployer Plan may be terminated, partitioned or reorganized or that any Multiple Employer Plan may be terminated, or (vi) the occurrence of any transaction or event which might reasonably be expected to constitute grounds for the imposition of liability under ERISA.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA.

“Multiple Employer Plan” means an employee benefit plan described in Section 4063 of ERISA.

“Plan”means an employee benefit plan (within the meaning of Section 3(3) of ERISA) other than a Multiemployer Plan, sponsored or maintained by the Company or any of its ERISA Affiliates, or with respect to which the Company or any of its ERISA Affiliates could be subject to any liability under Title IV or Section 302 of ERISA or Section 412 of the Code.

“Underfunding”means, with respect to any Plan subject to Title IV of ERISA, the excess, if any, of the “projected benefit obligations” (within the meaning of Statement of Financial Accounting Standards 87) under such Plan (determined using the actuarial assumptions used for purposes of calculating funding requirements in the most recent actuarial report for such plan) over the fair market value of the assets held under the Plan.

(ii) No “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) or ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. The Company, its ERISA Affiliates and each such Plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company and each of its ERISA Affiliates have not incurred liability under Title IV of ERISA with respect to the termination, or withdrawal from, any Plan or Multiemployer Plan for which the Company or any of the Subsidiaries would have any liability; and each Plan that is intended to be qualified under Section 401(a) of the Code has filed for or received a favorable determination letter from the Internal Revenue Service and has not been amended in any way that could reasonably be expected to cause the loss of such qualification. No Underfunding exists with respect to any Plan.

(iii) None of the Company or any of its ERISA Affiliates contributes to or has any obligation to contribute to any Multiemployer Plans and Multiple Employer Plans.

               (bb)     No labor dispute with the employees of the Company and any of the Subsidiaries exists or is threatened or imminent which could result in a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any Subsidiary plans to terminate employment with the Company or any such Subsidiary.

               (cc)     Intellectual Property. The Company and each of the Subsidiaries own or otherwise possess the right to use all patents, patent applications, trademarks, service marks, trade names and copyrights, all applications and registrations for each of the foregoing, all licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property and all other proprietary rights and confidential information (collectively, the “Intellectual Property”) used in the conduct of their respective businesses as currently conducted. Neither the Company nor any of the Subsidiaries has received any notice, or is otherwise aware, of any infringement of or conflict with the rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. All licenses pursuant to which the Company or any Subsidiary uses intellectual property owned by a third party or permits a third party to use the intellectual property of the Company or any Subsidiary are in full force and effect, except as would not result in a Material Adverse Effect. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s and its Subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company and its Subsidiaries infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

               (dd)     The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts and with such deductibles as are customary in the businesses in which they are engaged and all such insurance is fully in force on the date hereof and will be fully in force on the Closing Date. Neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

               (ee)     Environmental Matters.

(i) The Company and each of the Subsidiaries are and have been in material compliance with all applicable laws, statutes, ordinances, rules, regulations, orders, judgments, decisions, decrees, standards, and requirements (“Legal Requirements”) relating to: human health and safety; pollution; the environment; management, disposal or release of any chemical substance, product or waste; and protection, cleanup, remediation or corrective action relating to the environment or natural resources (“Environmental Law”);

(ii) The Company and each of the Subsidiaries have obtained and are in compliance with the conditions of all permits, authorizations, licenses, approvals, and variances necessary under any Environmental Law for the continued conduct in the manner now conducted of the business of the Company and each of such Subsidiaries (“Environmental Permits”);

(iii) There are no past or present conditions or circumstances, including but not limited to pending changes in any Environmental Law or Environmental Permit, that are likely to interfere with the conduct of the business of the Company and each of the Subsidiaries in the manner now conducted or which would interfere with compliance with any Environmental Law or Environmental Permit;

(iv) Neither the Company nor any Subsidiary has received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants; and

(v) There are no past or present conditions or circumstances at, or arising out of, the business, assets and properties of the Company and each of the Subsidiaries or any formerly leased, operated or owned businesses, assets or properties of the Company and any of the Subsidiaries, including but not limited to on-site or off-site disposal or release of any chemical substance, product or waste, which may give rise to: (i) liabilities or obligations for any cleanup, remediation or corrective action under any Environmental Law, (ii) claims arising under any Environmental Law for personal injury, property damage, or damage to natural resources, (iii) liabilities or obligations incurred by the Company and the Subsidiaries to comply with any Environmental Law, or (iv) fines or penalties arising under any Environmental Law;

except for any liabilities, obligations, claims, fines or penalties that, singly or in the aggregate, would not result in a Material Adverse Effect.

               (ff)     The Company and each of the Subsidiaries have filed all material federal, state, foreign and local tax returns that are required to be filed or have requested extensions thereof and have paid all taxes imposed by a governmental authority that are required to be paid by them and any assessment, fine or penalty levied against them in respect of such taxes, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which the Company retains adequate reserves. There is no action, suit, proceeding, investigation, audit or claim now pending or, to the Company’s knowledge, threatened by any governmental authority regarding any taxes relating to the Company or any Subsidiary which, when considered individually or in the aggregate, would result in a Material Adverse Effect.

               (gg)     Neither the Company nor any of the Subsidiaries is, or immediately after the sale of the Securities and the application of the proceeds from such sale will be, an “investment company” or a company “controlled by” an “investment company,” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the SEC thereunder.

               (hh)     Neither the Company nor, to its knowledge, any of its Affiliates, nor to its knowledge any person acting on its or their behalf, has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities or the Underlying Shares under the Securities Act.

               (ii)     Neither the Company, nor to its knowledge any of its Affiliates, nor to its knowledge any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

               (jj)     The Company does not have any Indebtedness, except for Indebtedness listed in the Private Placement Memorandum, the Exhibits or the Disclosure Schedule, and any trade debt incurred in the ordinary course of business.

               (kk)     Neither the Company nor, to its knowledge, any of its Affiliates, nor any of their officers or directors has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities; nor has the Company or any Affiliate of the Company paid or agreed to pay to any person any compensation for soliciting another to purchase the Securities (except as contemplated by this Agreement).

               (ll)     Assuming the accuracy of the representations and warranties of the Purchasers in Section 4 hereof and compliance by the Purchasers with the procedures set forth in Section 4 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Purchasers in the manner contemplated by this Agreement to register any such transactions, or the Securities or the Underlying Shares, under the Securities Act or to qualify the Purchase Agreement as an indenture under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”).

               (mm)     There are no contracts, agreements or understandings between the Company or any Subsidiary and any Person (other than the Placement Agent) that would give rise to a valid claim against the Company or any Subsidiary for a brokerage commission, finder’s fee or other like payment in connection with the Transactions.

               (nn)     None of the Company or any of its Affiliates has directly or indirectly sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any “security” (as defined in the Securities Act) which offering, sale or solicitation is integrated with the issuance and sale of the Securities in a manner that would require the registration under the Securities Act of the issuance and sale of the Securities. The Company has no intention of making, and will not make, an offer or sale of securities for a period of six months after the date of this Agreement, which would be integrated into this offering in a manner that would require the registration under the Securities Act of the issuance and sale of the Securities, except for the offering of Securities as contemplated by this Agreement and the Registration Rights Agreement. As used in this paragraph, the terms “offer” and “sale” have the meanings specified in Section 2(a)(3) of the Securities Act.

               (oo)     Neither the Company nor any Subsidiary, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of acting for, or on behalf of, the Company or any Subsidiary: (i) directly or indirectly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses, or received or retained any funds, relating to political activity; (ii) directly or indirectly made any unlawful payment to, or received or retained any unlawful funds from, any foreign or domestic government or party official or employee, or to or from any foreign or domestic political parties or campaigns, from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar treaties of the United States; (iv) directly or indirectly made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government or party official or employee; or (v) made any other unlawful payment or received or retained any other unlawful funds.

               (pp)     The Company has not entered, and will not enter, into any arrangement or agreement with respect to the distribution of the Securities, except for this Agreement, the Registration Rights Agreement and the engagement letter and the Placement Agency Agreement entered into with the Placement Agent.

               (qq)     Except as set forth in one or more of the Company’s public filings with the SEC, no relationship, direct or indirect, exists between or among the Company or any Subsidiary on the one hand, and the directors, officers or security holders of the Company or any Subsidiary on the other hand, that is required to be described in the Private Placement Memorandum and that is not so described.

               (rr)     Any statistical and market-related data included in the Private Placement Memorandum are based on or derived from sources that the Company believes to be reliable and accurate. The Company has not obtained the written consent to the use of such data from such sources.

        The Company acknowledges that the Purchasers will rely upon the accuracy and truth of the foregoing representations and warranties and its compliance with its agreements contained in this Agreement and hereby consents to such reliance.

        Any certificate signed by any officer of the Company and delivered to the Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to the matters covered thereby, to the Purchasers.

        3.     Purchase, Sale and Delivery of the Securities.

               (a)     On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Securities to the Purchasers and the Purchasers severally agree to purchase (the “Purchase”) from the Company the respective principal amount of the Notes and number of Warrants set forth next to their names on Schedule A hereto.

               (b)     The closing of the purchases under this Agreement (the “Closing”) shall be made at the offices of Greenberg Traurig, LLP, MetLife Building, 200 Park Avenue, 15th Floor, New York, New York 10166, at 10:00 a.m. (New York time), on the Closing Date, or at such other place, time or date as the Purchaser and the Company may agree.

               (c)     At the closing of the Purchase, the Securities shall be issued and sold in such denomination or denominations and registered in such name or names as the Purchasers shall request upon notice to the Company at least 48 hours prior to the Closing Date, as the case may be, as instructed by each Purchaser. The Company shall make the certificates representing the Securities available for inspection by the Purchasers at least 24 hours prior to the Closing Date. Delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Purchaser hereunder. Each Security shall be delivered by or on behalf of the Company to each Purchaser, against payment by the Purchaser of the purchase price therefor by wire transfer in same-day funds to an account designated by the Company.

               (d)     At the Closing, the Company shall deliver, or cause to be delivered, to each Purchaser:

(i) An original set of all definitive Transaction Documents executed by the Company and each other party thereto other than the Purchasers, which include:

(A)	The Escrow Agreement, in the form attached hereto as Exhibit B;

(B)	The Security Agreement, in the form attached hereto as Exhibit C;

(C)	The Registration Rights Agreement, in the form attached hereto as Exhibit D; and

(D)	The Guaranty, in the form attached hereto as Exhibit E.

(ii) an opinion, dated the Closing Date, of Greenberg Traurig, LLP, counsel for the Company, addressing substantially the matters set forth in Exhibit F hereto;

(iii) a certificate executed by a duly authorized officer of the Company to the effect that the representations and warranties of the Company contained in this Agreement (x) that are not qualified by “materiality” or “Material Adverse Effect” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing with the same force and effect as if made as of the Closing and (y) that are qualified by “materiality” or “Material Adverse Effect” shall have been true and correct when made and shall be true and correct as of the Closing with the same force and effect as if made as of the Closing, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of that date with the same force and effect as if made as of the Closing, and except in the case of clause (y) above for such failure of such representations and warranties to be true and correct that would not have, individually or in the aggregate, a Material Adverse Effect, and (ii) the covenants and agreements contained in this Agreement to be complied with by the Company on or before the Closing shall have been complied with in all material respects;

(iv) any documents or filings reasonably requested by the Purchasers to perfect the security interest in the Collateral created pursuant to the Security Agreement;

(v) evidence of the consummation of the acquisition of the Florida battery manufacturing facility as described in the Private Placement Memorandum; and

(vi) such other documents as any Purchaser or the Collateral Agent may reasonably request.

               (e)     At the Closing, each Purchaser shall deliver to the Company executed signature pages for all definitive Transaction Documents to which such Purchaser is a party.

               (f)     At the Closing, the Company shall deposit with the Escrow Agent pursuant to the Escrow Agreement a cash amount in money market accounts yielding sufficient proceeds (based upon the stated yield of such money market accounts) to equal when due the sum of (i) the aggregate amount of the first four (4) scheduled interest payments on all of the Notes and (ii) the maximum payment obligation that might arise on August 1, 2007, pursuant to Section 11(b) below (in each case, for the avoidance of doubt, solely with respect to the Company’s obligations under this Agreement and the Securities determined on the assumption that all of the Notes issued hereunder remain Outstanding in full on each such Interest Payment Date and such August 1, 2007 Redemption Date). Pursuant to the Escrow Agreement, the assets held in escrow thereunder shall be released to the Holders and/or the Company in accordance with the Escrow Agreement.

               (g)     At the Closing, the Company shall have delivered, or caused to be delivered, to the Collateral Agent the certificates representing the securities and investment property set forth in Section 4 of the Perfection Certificate (as such term is defined in the Security Agreement).

        4.     Representations, Warranties and Covenants of the Purchasers. Each Purchaser represents and warrants to and agrees with the Company, severally as to itself, as follows:

               (a)     Due Authorization. All required corporate action on the part of such Purchaser, its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance of all obligations of such Purchaser under, the Transaction Documents has been taken prior to the date hereof. The Transaction Documents shall constitute valid and binding obligations of such Purchaser, enforceable against such Purchaser in accordance with their respective terms, subject to general equity principles and applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect, and, with respect to this Agreement and the Registration Rights Agreement, except as rights to indemnity and contribution may be limited by U.S. federal or state securities laws.

               (b)     Investment. Such Purchaser is acquiring the Securities for investment for its own account, and not with a view to, or for resale in connection with, any distribution thereof, and it has no present intention of selling or distributing any such Securities; provided, however, that by making this representation, such Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement under the Securities Act or an exemption under the Securities Act. Such Purchaser understands that the Securities have not been registered under the Securities Act, any state security or “blue sky” laws, or any foreign securities laws.

               (c)     Restricted Securities. Such Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchasers’ representations as expressed herein. Such Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, such Purchaser must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Such Purchaser acknowledges that the Company has no obligation to register or qualify the Securities or the Underlying Shares, except as set forth in the Registration Rights Agreement. Such Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities and the Underlying Shares, and on requirements relating to the Company which are outside of such Purchaser’s control, and about which the Company is under no obligation and may not be able to satisfy.

               (d)     No Public Market. Such Purchaser understands that no public market now exists for the Securities or the Underlying Shares and that neither the Company nor the Placement Agent at this time has any intention to create such a market.

               (e)     Investor Qualification. Such Purchaser is either (i) a “Qualified Institutional Buyer” as defined in Rule 144A under the Securities Act (a “QIB”) or (ii) an institutional investor that is an “Accredited Investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an “Institutional Accredited Investor”). Such Purchaser represents and warrants to the Company that: (i) such Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Securities, and has requested, received, reviewed and considered all information that it deems material or important in making an informed investment decision to purchase the Securities (provided that the foregoing does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of such Purchaser to rely thereon); (ii) such Purchaser is acquiring the Securities in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Securities or any arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting the Purchaser’s right to sell the Underlying Shares pursuant to the Registration Rights Agreement); (iii) such Purchaser understands and acknowledges that the disclosures made by the Company in the Private Placement Memorandum are less stringent and detailed than, and not comparable to, the reporting requirements applicable to public companies under the federal securities laws, and that such disclosures have not been reviewed or passed upon by any federal or state securities regulatory agency; (iv) such Purchaser understands and acknowledges that in the event that there is an inconsistency between the disclosures made in the Disclosure Schedule and the Private Placement Memorandum, the disclosures contained in the Disclosure Schedule supersede the corresponding disclosures in the Private Placement Memorandum; and (v) such Purchaser understands that its investment in the Securities involves a significant degree of risk including a risk of total loss of such Purchaser’s investment, and such Purchaser is fully aware of and understands all the risk factors related to such Purchaser’s purchase of the Securities, including, but not limited to, those set forth under the caption “Risk Factors” in the Private Placement Memorandum. Such Purchaser has submitted to the Company a complete and executed “Investment Letter” in the form attached hereto as Exhibit G, and all information in the Investment Letter is true, correct and complete as of the date set forth thereon.

               (f)     Transfer of the Securities and the Underlying Shares.

(i) Such Purchaser understands and acknowledges that the Securities are being offered in transactions not involving any public offering within the meaning of the Securities Act and that the Securities and the Underlying Shares have not been registered under the Securities Act or any other securities laws. If, in the future, such Purchaser decides to resell, pledge or otherwise transfer any Securities that it purchases hereunder or Underlying Shares issuable upon conversion of or pursuant to the Securities, as the case may be, those Securities or Underlying Shares, absent an effective registration statement under the Securities Act, may be resold, pledged or transferred only (a) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (b) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (a) and (b), in accordance with any applicable securities laws of the states and other jurisdictions of the United States or any other applicable jurisdiction. Such Purchaser will, and each subsequent holder of any of such Securities or Underlying Shares that it purchases is required to, notify any subsequent purchaser of such Securities or Underlying Shares from it or subsequent holders, as applicable, of the resale restrictions referred to in this Section 4(f)(i).

(ii) Such Purchaser understands that any Underlying Shares issued prior to the effectiveness of the Registration Statement and the resale of such security pursuant thereto will bear a legend to the following effect unless the Company determines otherwise in compliance with applicable law:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

(iii) Such Purchaser understands that the Securities will bear legends to the following effect unless the Company determines otherwise in compliance with applicable law:

THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND THIS SECURITY MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE ISSUER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT AND A SECURITY AGREEMENT (COPIES OF WHICH ARE AVAILABLE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT AND SECURITY AGREEMENT.

(iv) Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or the Underlying Shares, or the fairness or suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities or the Underlying Shares.

               (g)      Principal Executive Offices. Such Purchaser’s principal executive office is as set forth in Schedule A to this Agreement.

               (h)      Reliance. Such Purchaser acknowledges that the Company, the Placement Agent and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements. Such Purchaser agrees that if any of the acknowledgements, representations or agreements such Purchaser is deemed to have made by its purchase of the Securities or conversion into the Underlying Shares is no longer accurate, it shall promptly notify the Company. If such Purchaser is purchasing the Securities or converting the Securities into Underlying Shares as a fiduciary or agent for one or more investor accounts, such Purchaser represents that it has sole investment discretion with respect to each of those accounts and full power to make the above acknowledgements, representations and agreements on behalf of each account.

        5.      Title and Terms of the Securities.

               (a)      Notes.

(i) The Notes shall be known and designated as the “8.5% Senior Secured Convertible Notes due 2010” of the Company. The Notes shall be issuable in denominations of $1,000 or integral multiples thereof.

(ii) The Notes shall mature on March 31, 2010.

(iii) The Notes shall be the unsubordinated obligations of the Company and the Company’s obligations hereunder and under the Notes shall be secured to the extent set forth in the Security Agreement.

(iv) The Interest Rate on the Notes issued on the Closing Date shall be 8.5% per year (the “Interest Rate”). Interest shall accrue from the date hereof at the Interest Rate until the principal thereof is paid or made available for payment. Interest shall be payable semiannually in arrears on September 30 and March 31 in each year, commencing September 30, 2006 to the holders as of the applicable Regular Record Date. For the avoidance of doubt, any reference to “interest” in this Agreement and the Note shall mean the Interest Rate and Additional Amounts, if any.

(v) Interest on the Notes shall be computed (i) for any full semi-annual period for which a particular Interest Rate is applicable, on the basis of a 360-day year of twelve 30-day months, (ii) for any period for which a particular Interest Rate is applicable shorter than a full semiannual period for which interest is calculated, on the basis of a 30-day month, and (iii) for such periods of less than a month, the actual number of days elapsed over a 30-day month.

(vi) If the Company shall default in the payment of the principal of or interest on the Notes, whether upon maturity, by acceleration, or otherwise, including without limitation as a result of a Chapter 11 or Chapter 7 bankruptcy case commenced by or against the Company in which it is the debtor, the Company shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (whether before or after judgment) at the rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) at the Interest Rate , plus two percentage points (2%). It is the intention of the Company and the Holders to comply with applicable usury laws (now or hereafter enacted); accordingly, notwithstanding any provision to the contrary in this Agreement, the Notes or any other document executed in connection herewith, in no event shall the Notes or any such other document require the payment or permit the collection of interest in excess of the maximum amount permitted by such laws. If for any circumstances whatsoever, fulfillment of any provision of the Notes or of any such other document at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law for the collection or charging of interest, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if for any such circumstances the Holders shall ever receive anything of value as interest or deemed interest by applicable law under the Notes or any such other document or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under the Notes or on account of any other indebtedness of the Company to such Holder, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of such indebtedness, such excess shall be refunded to the Company. In determining whether or not the interest paid or payable with respect to any indebtedness of the Company to the Holder, under any specific contingency, exceeds the highest lawful rate, the Company and such Holder shall, to the maximum extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, (iii) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that the actual rate of such interest does not exceed the maximum amount permitted by applicable law, and/or (iv) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by applicable law.

(vii) A Holder of any Note at the close of business on a Regular Record Date shall be entitled to receive interest (including Additional Amounts, if any) on such Note on the corresponding Interest Payment Date. A Holder of any Note which is converted after the close of business on a Regular Record Date and prior to the corresponding Interest Payment Date (other than any Note whose Maturity is prior to such Interest Payment Date) shall be entitled to receive interest (including Additional Amounts, if any) on the principal amount of such Note, notwithstanding the conversion of such Note prior to such Interest Payment Date because it was the Holder at such time. However, after March 31, 2009, and subject to the next succeeding sentence, any such Holder which surrenders any such Note for conversion during the period between the close of business on such Regular Record Date and ending with the opening of business on the corresponding Interest Payment Date shall be required to pay the Company an amount equal to the interest (including Additional Amounts, if any) on the principal amount of such Note so converted, which is payable by the Company to such Holder on such Interest Payment Date, at the time such Holder surrenders such Note for conversion. Notwithstanding the foregoing, any such Holder which surrenders for conversion any Note which has been called for redemption by the Company on a date that is after a Regular Record Date but prior to the corresponding Interest Payment Date in a notice of redemption given by the Company pursuant to Section 10(d) shall be entitled to receive (and retain) such interest (including Additional Amounts, if any) and need not pay the Company an amount equal to the interest (including Additional Amounts, if any) on the principal amount of such Note so converted at the time such Holder surrenders such Note for conversion.

(viii) Principal and premium, if any, on the Notes shall be payable in cash at the office or agency of the Company maintained for such purpose. Interest (including Additional Amounts, if any) on Notes will be payable by (i) subject to the limitations set forth in Section 14, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock at the Interest Conversion Rate (the amount to be paid in shares, the “Interest Share Amount”), or a combination thereof; provided, however, that payment in shares of Common Stock may only occur if (x) the Company shall have given the Holder notice in accordance with the notice requirements set forth below, (y) as to such Interest Payment Date, not less than 20 Trading Days prior to the commencement of such Interest Payment Date), the Company shall have delivered to the Holder’s account with The Depository Trust Company a number of shares of Common Stock (the “Interest Conversion Shares”) to be applied against such Interest Share Amount equal to the quotient of (A) the applicable Interest Share Amount divided by (B) the lesser of (I) the Conversion Price and (II) 90% of the average of the five lowest volume weighted average prices for the 20 consecutive Trading Days ending on the 27th Trading Day that is immediately prior to the applicable Interest Payment Date (subject to adjustment for any stock dividend, stock split, stock combination or other similar event affecting the Common Stock during such 20 Trading Day period), and (z) such shares are (1) upon issuance, being fully paid, nonassessable and free of preemptive and similar rights, (2) being registered for original issuance or resale with the Securities and Exchange Commission under the Securities Act and the Exchange Act, (3) satisfying the requirements of state securities laws for qualification, registration or an exemption from any registration requirement and (4) being available to be traded on the Nasdaq Capital Market, (ii) U.S. Dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Register or (iii) wire transfer of immediately available funds to an account within the United States, upon application to the Company not later than the relevant Regular Record Date by a Holder of an aggregate principal amount of Notes in excess of $1,000,000, which application shall remain in effect until the Holder notifies, in writing, the Company to the contrary. Each Purchaser by execution of this Agreement and provision of its relevant account information is deemed to have made the application described in clause (iii) above.

(ix) Subject to the terms and conditions herein, the decision whether to pay interest hereunder in cash or shares of Common Stock shall be at the discretion of the Company. At least 15 Trading Days prior to any Interest Payment Date, the Company shall deliver to each Holder a written notice of its election to pay interest hereunder on the applicable Interest Payment Date either in cash, shares of Common Stock or a combination thereof and the Interest Share Amount as to the applicable Interest Payment Date, provided that the Company may indicate in such notice that the election contained in such notice shall apply to future Interest Payment Dates until revised by a subsequent notice. The Company shall promptly file a Current Report on Form 8-K reporting its intent to make such an election. Following the giving of such notice, the Company’s election (whether specific to an Interest Payment Date or continuous) shall be irrevocable as to such Interest Payment Date. Subject to the aforementioned conditions, failure to timely provide such written notice shall be deemed an election by the Company to pay the interest on such Interest Payment Date in cash. The aggregate number of shares of Common Stock otherwise issuable to the Holder on an Interest Payment Date shall be reduced by the number of Interest Conversion Shares previously issued to the Holder in connection with such Interest Payment Date. If any Interest Conversion Shares are issued to the Holder in connection with an Interest Payment Date and are not applied against an Interest Share Amount, then the Holder shall promptly return such excess shares to the Company.

(x) The Notes shall be redeemable at the option of the Company as provided in Section 10.

(xi) The Notes shall be repurchaseable by the Company at the option of Holders as provided in Section 11.

(xii) The Notes shall be convertible at the option of the Holders as provided in Section 12.

               (b)      Warrants.

(i) The Warrants shall be exercisable until March 31, 2010 (the “Expiration Date”) at any time and from time to time on any Business Day after the Closing Date. No Warrant shall be exercisable after that date. The Company shall give notice to all Holders of outstanding Warrants not less than 90 days and not more than 120 days prior to the Expiration Date to the effect that the Warrants will terminate and become void as of the closing of business on the Expiration Date; provided that if the Company fails to give such notice, then Warrants will nevertheless expire and become void on the Expiration Date. All references in this Agreement to conversion (or corresponding or derivative words such as conversion rights, convertibility, etc.) shall mean, with respect to the Warrants, exercise (and its corresponding or derivative equivalents).

(ii) The Warrants and the Notes are being issued on the Closing Date together, but they may be transferred separately from each other, subject to other restrictions on transfer due to federal and state securities laws.

(iii) The Warrants shall be convertible at the option of the Holders as provided in Section 12.

(iv) Warrants outstanding at any time are all Warrants executed by the Company except for those canceled by it, those delivered to it for cancellation and those described in this Section 5(b)(iv) as not outstanding. A Warrant does not cease to be outstanding because an Affiliate of the Company holds the Warrant. A Warrant ceases to be outstanding if the Company holds the Warrant. If a Warrant is replaced pursuant to Section 5(c), it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Warrant Certificate is held by a protected purchaser.

(v) Holders of unexercised Warrants are not entitled to (i) receive dividends or other distributions, (ii) receive notice of or vote at any meeting of the Company’s shareholders, (iii) consent to any action of such stockholders, (iv) receive notice of any other proceedings of the Company, (v) exercise any preemptive right or (vi) exercise any other rights whatsoever as shareholders of the Company.

               (c)      General Terms Relating to Notes and Warrants.

(i) Except as otherwise provided pursuant to this section, each of the Notes and Warrants are issuable in fully registered form without coupons in substantially the form of Exhibit H and Exhibit I hereto, respectively with such applicable legends as are provided for herein. The Notes and Warrants are not issuable in bearer form. The terms and provisions contained in the form of Note and the form of the Warrant shall constitute, and are hereby expressly made, a part of this Agreement and to the extent applicable, the Company and the Purchasers, by their execution and delivery of this Agreement, expressly agree to such terms and provisions and to be bound thereby. To the extent of any conflict with or difference between this Agreement and the Securities, this Agreement shall govern. Any of the Securities may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Securities may be listed or designated for issuance, or to conform to usage.

(ii) Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities (the “Register”) and of their transfer and exchange. The Company may appoint one or more co-Registrars and one or more additional Paying Agents for the Notes. The term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any additional registrar. Initially, the Company shall act as Registrar and Paying Agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall give prompt written notice to the Holders of the name and address of any agent appointed by it.

(iii) General Provisions Relating to Transfer and Exchange.

(A)	A Holder may transfer a Security only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Agreement. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Register.

(B)	When Securities are presented to the Registrar with a request to register the transfer or to exchange them for an equal aggregate principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Securities are duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder). To permit registrations of transfers and exchanges, the Company shall execute Securities at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange or redemption of the Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges).

        Neither the Company nor the Registrar shall be required to exchange or register a transfer of any Securities:

(1)	for a period of 15 Business Days prior to the day of any selection of Notes for redemption under Section 10;

(2)	so selected for redemption or, if a portion of any Note is selected for redemption, the portion thereof selected for redemption; or

(3)	surrendered for conversion or, if a portion of any Security is surrendered for conversion, the portion thereof surrendered for conversion.

(iv) Mutilated, Destroyed, Lost or Stolen Securities. If any mutilated Security is surrendered to the Company, the Company shall execute and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there is delivered to the Company:

(A)	evidence satisfactory to the Company of the destruction, loss or theft of any Security; and

(B)	such security or indemnity as may be required by the Company to save it and any agent of it harmless,

then, in the absence of notice to the Company that such Security has been acquired by a bona fide purchaser, the Company shall execute and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

        In case any such mutilated, destroyed, lost or stolen Security has become or is within 5 days of becoming due and payable, the Company in its discretion, but subject to any conversion rights, may, instead of issuing a new Security, pay such Security, upon satisfaction of the conditions set forth in the preceding paragraph.

        Every new Security issued pursuant to this Section 5(c)(iv) in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and such new Security shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Securities duly issued hereunder.

        The provisions of this Section 5(c)(iv) are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

        Upon the issuance of any new Security under this Section 5, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

        6.     Events of Default.

               (a)       Each of the following constitutes an “Event of Default” when it occurs (whatever the reason for such Event of Default):

(i) the Company defaults in the payment of interest on the Notes when due and payable and such default continues for a period of 20 days;

(ii) the Company defaults in the payment of principal of (or premium, if any, on) any Note at maturity, repurchase, redemption or otherwise;

(iii) the Company defaults in the payment of principal or interest on Notes elected to be redeemed by it under Section 10 or required to be purchased by it under Section 11;

(iv) the Company fails to deliver shares of Common Stock (together with cash in lieu of fractional shares) when such Common Stock (or cash in lieu of fractional shares) is required to be delivered following conversion of a Security and continuance of such default for a period of 5 days;

(v) the Company defaults in the performance of or breaches any other covenants or agreements herein or under the Notes (other than a default specified in any of the preceding three subclauses) and such default or breach continues for a period of 30 consecutive days unless waived by Holders of 51% or more in aggregate Outstanding principal amount of the Notes;

(vi) there occurs with respect to any agreement, indenture or instrument under which the Company has Indebtedness of $1.0 million or more in the aggregate, not including any amounts owed under reimbursement or similar obligations to banks, sureties or other entities which have issued letters of credit, surety bonds, performance bonds or other guarantees relating to the performance by the Company or its Subsidiaries of contractual obligations to customers, to the extent any demands made under any such reimbursement or similar obligation relate to a draw under the related letter of credit or other instrument which draw is being contested in good faith through appropriate proceedings, whether such indebtedness now exists or shall hereafter be created, (A) a default with respect to any payment obligation thereunder that then entitles the holder thereof to declare such Indebtedness to be due and payable prior to its stated maturity, or (B) any other default thereunder that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its stated maturity;

(vii) the security interest granted by the Company to the Holders under the Security Agreement shall no longer provide such Holders with a valid, perfected first priority security interest in the Collateral thereunder, or the Security Agreement shall no longer be in full force or effect according to its terms;

(viii) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable U.S. federal or state law, or appointing a Custodian of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

(ix) the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by the Company to the filing of such petition or to the appointment of or the taking possession by a Custodian of the Company or of any substantial part of its property, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company expressly in furtherance of any such action; or

(x) if one or more judgments or decrees shall be entered against the Company involving, in the aggregate, at any one time outstanding, a liability of $1,000,000 or more and all such judgments and decrees shall not have been stayed, vacated, satisfied, discharged or bonded pending appeal within 30 days after the entry thereof.

               (b)       Acceleration of Maturity; Rescission and Annulment.

(i) If an Event of Default (other than an Event of Default specified in Section 6(a)(i) through (iv)) with respect to Outstanding Notes occurs and is continuing, the Holders of at least 51% in aggregate principal amount of the Outstanding Notes, by written notice to the Company, may declare due and payable 100% of the principal amount of all Outstanding Notes plus any accrued and unpaid interest (including Additional Amounts, if any) to the date of payment. If an Event of Default specified in Section 6(a)(i) through (iv) with respect to the Notes at the time outstanding occurs and is continuing, then and in every such case the Purchaser of any Note may declare the principal of such Note to be due and payable immediately, by notice in writing to the Company, and upon any such declaration such principal shall be immediately due and payable. If an Event of Default specified in Section 6(a)(viii) or (ix) occurs, the principal of, and accrued interest on, all the Notes shall automatically, and without any declaration or other action on the part of any Purchaser, become immediately due and payable. Upon a declaration of acceleration, such principal and accrued and unpaid interest (including Additional Amounts, if any) to the date of payment shall be immediately due and payable, and such Holders (or the Collateral Agent, as applicable) shall have the right to exercise the applicable remedies set forth in the Security Agreement.

(ii) The Holders through notice to the Company of not less than a majority in aggregate principal amount of the Outstanding Notes may, on behalf of the Holders of all of the Notes, rescind and annul an acceleration and its consequences if:

(A)	all existing Events of Default, other than the nonpayment of principal of or premium, if any, or interest on the Notes which have become due solely because of the acceleration, have been remedied, cured or waived, and

(B)	the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

provided, however, that in the event such declaration of acceleration has been made based on the existence of an Event of Default under Section 6(a)(v) and the default with respect to Indebtedness for money borrowed which gave rise to such Event of Default has been remedied, cured or waived, then, without any further action by the Holders, such declaration of acceleration shall be rescinded automatically and the consequences of such declaration shall be annulled. No such rescission or annulment shall affect any subsequent Default or impair any right consequent thereon.

               (c)       Waiver of Past Defaults.

(i) The Holders, through the written consent of not less than a majority in aggregate principal amount of the Outstanding Notes, may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default, except a Default or Event of Default:

(A)	in the payment of the principal of or premium, if any, or interest (including Additional Amounts, if any) on any Note; or

(B)	in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holders of all Outstanding Notes affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement; provided, however, that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

               (d)     Unconditional Rights of Holders to Receive Payment and to Convert. Notwithstanding any other provision in this Agreement, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest (including Additional Amounts, if any) on such Note on the Stated Maturity expressed in such Note (or, in the case of redemption, on the Redemption Date, or in the case of the exercise of a Repurchase Right, on the Repurchase Date) (except that the Conversion Make-Whole Amount and the Fundamental Change of Control Make-Whole Amount need only be paid within 60 days of the relevant conversion date), Holders of Securities shall have the right, which is absolute and unconditional, to convert such Securities in accordance with the terms of this Agreement, and Holders shall have the right to bring an action for the enforcement of any such payment on or after such respective dates and such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.

               (e)     Delay or Omission Not Waiver. No delay or omission of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Section 6 or by law to the Holders of Securities may be exercised from time to time, and as often as may be deemed expedient, by the Holders of Securities.

               (f)     Restoration of Rights and Remedies. If any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Company and the Holders of Securities shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Holders shall continue as though no such proceeding had been instituted.

               (g)     Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the next-to-last paragraph of Section 5(c)(iv), no right or remedy conferred in this Agreement upon or reserved to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

               (h)     Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

        7.     Consolidation, Merger, Conveyance, Transfer or Lease.

               (a)     Company May Consolidate Only on Certain Terms. The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

(i) in the event that the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and, if the entity surviving such transaction or transferee entity is not the Company, then such surviving or transferee entity shall expressly assume, by a supplemental agreement, executed and delivered to the Holders, in form satisfactory to a majority of the Holders, all of the obligations of the Company under this Agreement, the Securities, the Guaranty and the other Transaction Documents, including but not limited to the due and punctual payment of the principal of and premium, if any, and interest (including Additional Amounts, if any), on all the Notes and the performance of every covenant of this Agreement on the part of the Company to be performed or observed and shall have provided for conversion rights, repurchase rights and make-whole payments in accordance with this Agreement; and

(ii) at the time of consummation of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

               (b)     Successor Corporation Substituted. Upon any consolidation or merger by the Company with or into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person, in accordance with this Section 7, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement, the Securities and the other Transaction Documents with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease to another Person, the predecessor Person shall be relieved of all obligations and covenants under this Agreement and the Securities.

        8.     Modifications and Amendments.

               (a)    Modifications and Amendments of the Notes.

(i) Changes Requiring Approval of Each Affected Holder. This Agreement, including the terms and conditions of the Notes, cannot be modified or amended without written consent or the affirmative vote of the holder of each Note affected by such change to:

(A)	change the maturity of the principal of, any premium of or any installment date of interest on that Note;

(B)	reduce the principal amount (including redemption or repurchase amount) of, or any premium or rate of interest on, that Note;

(C)	change the currency of payment of that Note or interest thereon;

(D)	impair the right to institute suit for the enforcement of any payment on or with respect to that Note;

(E)	adversely affect the repurchase option of Holders upon a Fundamental Change of Control or the conversion rights of Holders of Notes or Warrants;

(F)	modify the redemption provisions of this Agreement in a manner adverse to the Holders;

(G)	reduce the percentage in aggregate principal amount of Outstanding Notes necessary to modify or amend this Agreement or to waive any past Default or Event of Default; or

(H)	any amendment or modification of any provisions of the Security Agreement in a manner adverse to the Holders of the Notes.

(ii) Changes Requiring Majority Approval. Except as otherwise described in this Section 8(a), this Agreement, including the terms and conditions of the Securities, may be modified or amended with the written consent of the Holders of at least a majority in aggregate outstanding principal amount of the Outstanding Notes.

(iii) Changes Requiring No Approval. This Agreement, including the terms and conditions of the Notes, may be modified or amended by the Company, without the consent of any Holder, for the purposes of, among other things:

(A)	adding to the Company’s covenants or adding other rights for the benefit of Holders;

(B)	surrendering any right or power conferred upon the Company;

(C)	providing for conversion rights of Holders if any reclassification or change of Common Stock or any consolidation, merger or sale of all or substantially all of its assets occurs;

(D)	providing for the assumption of the Company’s obligations to the Holders in the case of a merger, consolidation, conveyance, transfer or lease;

(E)	reducing the conversion price or increasing the conversion rate; provided, that such change will not adversely affect the interests of the Holders and the Company complies with applicable federal and state securities laws, as applicable, in connection therewith;

(F)	making any changes or modifications necessary in connection with the registration of the resale of the Underlying Shares under the Securities Act as contemplated in the Registration Rights Agreement; provided, that such change or modification does not, in the good faith opinion of the Company’s Board of Directors, adversely affect the interests of the Holders in any material respect;

(G)	curing any ambiguity or correcting or supplementing any defective provision contained in this Agreement or the Notes; provided, that such modification or amendment does not, in the good faith opinion of the Company’s Board of Directors, adversely affect the interests of the Holders in any material respect; or

(H)	adding or modifying any other provisions in this Agreement or the Notes which the Company may deem necessary or desirable and which will not adversely affect the interests of the Holders.

               (b)     Modification and Amendment of Warrants.

(i) The terms of this Agreement relating to the Warrants may be amended by the parties hereto without the consent of any Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the Company may deem necessary or desirable (including without limitation any addition or modification to provide for compliance with the transfer restrictions set forth herein); provided, however, that such action shall not adversely affect the rights of any of the Holders of Warrants.

(ii) Any amendment or supplement to this Agreement that has an adverse effect on the interests of the Holders shall require the written consent of the Holders of a majority of the then outstanding Warrants.

(iii) The consent of each Holder affected shall be required for any amendment pursuant to which the Conversion Price would be increased, the number of Underlying Shares issuable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided herein) or the antidilution provisions in this Section are altered in a manner which adversely affects the Holders.

(iv) In determining whether the Holders of the required number of Warrants have concurred in any direction, waiver or consent, Warrants owned by the Company or by any Person directly or indirectly controlled or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding. Also, subject to the foregoing, only Warrants outstanding at the time shall be considered in any such determination.

               (c)     Revocation of Consents and Effect of Consents or Votes.

(i) Until an amendment, supplement or waiver becomes effective, a written consent to the Company by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or a Warrant, as the case may be, or portion of a Note or a Warrant, as the case may be, that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security; provided, however, that unless a record date shall have been established, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Company receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.

(ii) An amendment, supplement or waiver becomes effective on receipt by the Company of written consents from the Holders of the requisite percentage of aggregate principal amount of the Outstanding Notes or the requisite percentage of outstanding Warrants, as the case may be, and thereafter shall bind every Holder of such Securities; provided, however, if the amendment, supplement or waiver makes a change described in Section 8(a)(i), the amendment, supplement or waiver shall bind only each Holder which has consented to it or voted for it, as the case may be, and every subsequent Holder or portion of a Security that evidences the same instrument as the Security of the consenting or affirmatively voting Holder, as the case may be.

               (d)     Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security:

(i) the Company may require the Holder of a Security to deliver such Security to the Company, the Company may place an appropriate notation on the Security about the changed terms and return it to the Holder; or

(ii) if the Company so determines, the Company, in exchange for the Security, shall issue a new Security that reflects the changed terms.

Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

        9.    Additional Covenants of the Company. The Company covenants and agrees with the Purchasers that:

               (a)     The Company agrees to file a Notice of Sale of Securities pursuant to Regulation D, Section 4(6), and/or Uniform Limited Offering Exemption on Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Purchasers promptly after such filing.

               (b)     None of the Company or any of its Affiliates, nor any person acting on its or their behalf, will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the immediate registration of the Securities or Underlying Shares under the Securities Act except as contemplated by the Registration Rights Agreement. The Company has no intention of making, and will not make, an offer or sale of securities, or solicit offers to buy or otherwise negotiate in respect of any security which could be integrated with the sale of the Securities under circumstances that would require the immediate registration of the Securities or Underlying Shares under the Securities Act, except for the offering of Securities as contemplated by this Agreement and the Registration Rights Agreement. As used in this paragraph, the terms “offer” and “sale” have the meanings specified in Section 2(a)(3) of the Securities Act.

               (c)     The Company will apply the net proceeds from the sale of the Notes for general corporate purposes and agrees to use $3,500,000 of the proceeds solely for the purchase of new equipment and machinery or the improvement of existing equipment and machinery during the period while the Notes are outstanding. The Company will retain receipts, invoices and all other documentation evidencing all such purchases or improvements.

               (d)     For 90 Trading Days after the effectiveness of the Shelf Registration Statement (the “Lock-Up Period”), the Company will not, directly or indirectly, (i) announce an offering of, or file a registration statement with the SEC relating to, equity securities of the Company (other than the offering and registration contemplated by the Registration Rights Agreement) or, without the prior written consent of the Purchasers, offer for sale, sell, assign, transfer, pledge, contract to sell or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition or purchase by any person at any time in the future of) any shares of Common Stock or debt securities (other than short-term debt securities) or securities convertible into or exercisable or exchangeable for shares of Common Stock or debt securities (other than short-term debt securities), or sell or grant options, warrants or rights with respect to any shares of Common Stock or debt securities (other than short-term debt securities) or securities convertible into or exercisable or exchangeable for Common Stock, debt securities (other than short-term debt securities) or substantially similar securities (other than the grant of options, warrants, convertible debenture or rights that are currently authorized pursuant to option plans existing on the date hereof), or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in the foregoing clauses (i) or (ii) is to be settled by delivery of Common Stock, debt securities (other than short-term debt securities) or other securities, in cash or otherwise. Notwithstanding anything to the contrary contained herein, the Company may, during the Lock-Up Period, issue (A) the Securities and the Underlying Shares as contemplated by this Agreement, (B) shares of Common Stock (and rights to purchase such shares) in connection with the proposed acquisition of the Florida battery manufacturing facility as described in the Private Placement Memorandum, (C) shares of Common Stock (and rights to purchase such shares) under the Company’s employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants, convertible debentures or other rights to purchase or acquire Common Stock, (D) shares of Common Stock, options, warrants or other rights to purchase or acquire Common Stock to third-parties in connection with lending, credit facilities (including in connection with the proposed credit facility disclosed in the Private Placement Memorandum) or commercial licensing arrangements, or for bona fide services, and (E) one or more private placements of equity securities by the Company so long as the Company does not file a registration statement with the SEC on behalf of the private placement investors until the SEC has declared effective the Shelf Registration Statement contemplated by the Registration Rights Agreement.

               (e)     Neither the Company nor any of its Affiliates will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

               (f)     The Company and the Subsidiaries will conduct its or their operations in a manner that will not subject the Company or any of the Subsidiaries to registration as an investment company under the Investment Company Act.

               (g)     Disclosure of Transactions and Other Material Information. The Company shall, on or before 9:00 a.m., New York City Time, on the first Business Day following the Closing Date, issue a press release (the “Press Release”) reasonably acceptable to the Collateral Agent, disclosing all material terms of the transactions contemplated hereby, but not disclosing the identity of any of the Purchasers. On or before 9:00 a.m., New York City Time, on the second Business Day following the Closing Date, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act, and attaching the material Transaction Documents (including, without limitation, this Agreement and all schedules and exhibits to this Agreement), as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the issuance of the Press Release, no Purchaser shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the Press Release. Except as expressly provided in the foregoing sentence, the Company shall not, and shall cause each of its Subsidiaries and each of their respective officers, directors, employees and agents, not to, provide any Purchaser with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the Press Release without the express written consent of such Purchaser. In the event of a breach of the foregoing covenant by the Company, any Subsidiary, or each of its respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Purchaser shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents; provided, that the Purchaser shall give to the Company notice at least 24 hours prior to making any such disclosure and allow the Company the option of making such public disclosure during such 24-hour period. No Purchaser shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure.

               Subject to the foregoing, neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations, including the applicable rules and regulations of the Trading Market (provided that in the case of clause (i) each Purchaser shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release.

               (h)     Each Security will bear a legend substantially in the form set forth in Section 4(f)(iii) above until such legend shall no longer be necessary or advisable because the Securities are no longer subject to the restrictions on transfer described therein.

               (i)     Payment of Principal, Premium and Interest. The Company will duly and punctually pay the principal of (including by way of a redemption or repurchase amount) and premium, if any, and interest (including Additional Amounts, if any) in respect of the Notes in accordance with the terms of the Notes and this Agreement.

               (j)     Further Assurances. The Company will take such further action by or after the Closing Date, including by entering into such further agreements and instruments and making filings or giving notice to other parties, as the Collateral Agent or the Holders may request, from time to time, to allow the Collateral Agent, for the benefit of the Holders, to have and maintain a first priority security interest in the Collateral as specified in the Security Agreement. In addition, the Company will not, and will not permit any of its Subsidiaries, to (i) take or omit to take any action that would adversely affect or impair the security interests granted to the Collateral Agent, for the benefit of the Holders, with respect to the Collateral and (ii) grant to any Person, or permit any Person to retain (other than the Collateral Agent), any interest whatsoever in the Collateral, except as specified in the covenant entitled “Limitations on Liens” and as permitted by the Security Agreement.

               (k)     Application of Proceeds. In the event that any Collateral is sold and released from the liens of the Security Agreement, the Company shall apply such proceeds as specified in the Security Agreement.

               (l)     Corporate Existence. Subject to Section 7, the Company and each Subsidiary will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

               (m)     Maintenance of Properties. The Company and each of the Subsidiaries will maintain and keep its properties and every part thereof in such repair, working order and condition, and make or cause to be made all such needful and proper repairs, renewals and replacements thereto, as in the judgment of the Company are necessary in the interests of the Company, and shall not sell, abandon or otherwise dispose of any such properties; provided, however, that nothing contained in this Section 9(m) shall prevent the Company or any Subsidiary from selling, abandoning or otherwise disposing of any of its properties or discontinuing a part of its business from time to time if the proceeds thereof are applied to purchase new assets to be used in the business of the Company and, in the judgment of the Company, such sale, abandonment, disposition or discontinuance is advisable and does not materially adversely affect the interests or business of the Company, and subject to the satisfaction of the conditions applicable to such activities in the Security Agreement.

               (n)     Payment of Taxes and Other Claims. The Company will, and will cause all Subsidiaries to, promptly pay and discharge or cause to be paid and discharged all material taxes, assessments and governmental charges or levies lawfully imposed upon it or upon its income or profits or upon any of its property, real or personal, or upon any part thereof, as well as all material claims for labor, materials and supplies that, if unpaid, might by law become a lien or charge upon its property or the property of any such Subsidiary; provided, however, that neither the Company nor any Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge, levy, or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company or such Subsidiary, as the case may be, shall have set aside on its books reserves deemed by it adequate with respect thereto.

               (o)     Reports. If at any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder of a Security, the Company will promptly furnish or cause to be furnished to such Holder or to a prospective purchaser of such Security designated by such Holder, as the case may be, the information, if any, required to be delivered by it pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with the resale of such Security; provided, however, that the Company shall not be required to furnish such information in connection with any request made on or after the date which is two years from the later of the date such security was last acquired from the Company or an “affiliate” (as defined under Rule 144 under the Securities Act) of the Company.

               (p)     Resale of Certain Securities. During the period of two years after the last date of original issuance of any Securities, the Company shall not, and shall not permit any of its “affiliates” (as defined under Rule 144 under the Securities Act) to, resell any Securities, or shares of Common Stock issuable upon conversion of the Securities, which constitute “restricted securities” under Rule 144, that are acquired by any of them within the United States or to “U.S. persons” (as defined in Regulation S), except pursuant to an effective registration statement under the Securities Act or an applicable exemption therefrom.

               (q)     Maintenance of Listing. The Company will use its best efforts to maintain the listing of the shares of its Common Stock on the Nasdaq Capital Market (and attain such listing of the Underlying Shares) or another Eligible Market.

               (r)     Limitation on Liens. The Company will not, and will not permit any of its Subsidiaries to, incur, create, assume, or otherwise cause or suffer to exist any Lien (other than Permitted Liens) upon any of the Collateral under the Security Agreement from time to time.

               (s)     Limitation on Investment in Affiliates. The Company will not, and will not permit any of its Subsidiaries to, make any Investment (except Permitted Investments) in any of the Company’s Affiliates.

               (t)     Contingent Debt Tax Treatment. The Company will treat the Notes as indebtedness of the Company for U.S. federal income tax purposes that is not subject to the regulations governing contingent payment debt instruments.

               (u)     Limitation on the Incurrence of Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, incur, create, assume or guarantee any Indebtedness except (i) Indebtedness under bank credit facilities of up to $7,500,000 in aggregate principal amount at any one time outstanding (provided that such dollar limitation shall cease to be applicable from and after such time as the Company shall achieve EBITDA in excess of $500,000 in each of two (2) consecutive quarterly periods), which may be secured by collateral other than the Collateral, (ii) (A) unsecured subordinated Indebtedness of the Company ranking junior in right of payment to the Notes and (B) unsecured Indebtedness of any of the Company’s Subsidiaries, in an aggregate principal amount for clauses (A) and (B) of up to $10,000,000 at any one time outstanding, which Indebtedness would mature after the date of maturity of the Notes and would not be prepayable prior to payment in full of the Notes, (iii) Indebtedness owed between the Company and its wholly-owned Subsidiaries, and (iv) Capital Leases and purchase money Indebtedness in an aggregate principal amount not to exceed $1,000,000 at any time outstanding.

               (v)     Reports under Exchange Act; Public Information. With a view to making available to the Purchasers that hold Underlying Shares the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit such a Purchaser to sell Underlying Shares to the public without registration or pursuant to a registration statement on Form S-3, the Company agrees to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

(ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

(iii) furnish to any Purchaser that holds Underlying Shares, so long as such Purchaser owns any Underlying Shares, promptly upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 under the Securities Act (at any time after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public), the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing such Purchaser of any rule or regulation of the SEC which permits the selling of Underlying Shares without registration or pursuant to such Form; and

(iv) from and after the first anniversary of the Closing Date, if the Company is not required to file reports pursuant to the Exchange Act and upon the request of any Purchaser, prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell Underlying Shares under Rule 144.

               (w)     Removal of Legends. The Company shall remove the legend referred to in Section 4(f)(ii) from any certificate representing Underlying Shares, upon the request of the Purchaser holding such Underlying Shares, either (i) at such time as the restrictions on the transfer of such Underlying Shares referred to in such legend shall have terminated, as determined by the Company, or (ii) upon receipt of an opinion of nationally recognized counsel to such Purchaser to the effect that such restrictions have terminated.

               (x)     SEC Compliance with Respect to Shareholder Approval. In connection with the receipt of the written consent of the holders of a majority of the issued and outstanding shares of Common Stock before the Closing Date for the issuance of the Securites and related matters, the Company will either (i) prepare, file with the Commission and mail to its other stockholders an information statement pursuant to Rule 14c-2 of the Exchange Act regarding such matters as soon as possible after the Closing Date, or (ii) include the approval of such matters among the matters to be voted upon in the Company’s annual meeting of shareholders to be held in May 2006, including required proxy statement disclosure imposed by Schedule 14A under the Exchange Act. If, in the case of clause (i) above, the SEC reviews such information statement, the Company will seek to resolve all comments made by the SEC so that the Information Statement can be mailed as expeditiously as possible, and, in the case of clause (ii) above, if such matters are not approved at the annual meeting, the Company will include such matters in subsequent special and annual meetings of shareholders until such approval is obtained.

               (y)     Appraisal of Collateral. Reasonably promptly after the Closing Date, the Company will have delivered to the Holders an appraisal of the fair market value of the Collateral existing as of such date by an independent, nationally-recognized appraisal or valuation firm mutually acceptable to the Company and the Holders.

        10.     Redemption at the Option of the Company.

               (a)     The Notes will not be redeemable by the Company before August 1, 2007. On or after August 1, 2007, the Company may, at its option, redeem the Notes in whole at any time or in part from time to time, on any date prior to Maturity, upon notice as set forth below, at the Redemption Price plus any interest (including Additional Amounts, if any) accrued and unpaid to, but excluding, the Redemption Date, if the closing sale price of the Common Stock has been at least 150% of the Conversion Price then in effect for at least 20 Trading Days during any 30 consecutive Trading Day period.

               (b)     In the event that the closing sale price condition in Section 10(a) above shall be satisfied, the Company shall promptly provide the Holders with a written notice of the occurrence of such event.

               (c)     Selection of Notes to Be Redeemed.

(i) If fewer than all the Notes are to be redeemed, the Company shall select the particular Notes to be redeemed in principal amounts of $1,000 or whole multiples of $1,000 from the Outstanding Notes on a pro rata basis. Notes and portions thereof that the Company selects shall be in amounts equal to the minimum authorized denominations for Notes to be redeemed or any integral multiple thereof.

(ii) If any Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed to be the portion selected for redemption; provided, however, that the Holder of such Note so converted and deemed redeemed shall not be entitled to any additional interest payment as a result of such deemed redemption than such Holder would have otherwise been entitled to receive upon conversion of such Note. Notes which have been converted during a selection of Notes to be redeemed may be treated by the Company as Outstanding for the purpose of such selection.

(iii) For all purposes of this Agreement, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

               (d)     Notice of Redemption.

(i) Notice of redemption shall be given in the manner provided in Section 18 to the Holders of Notes to be redeemed. Such notice shall be given not less than 20 nor more than 60 days prior to the intended Redemption Date.

(ii) All notices of redemption shall state:

(A)	such intended Redemption Date;

(B)	the Redemption Price and interest (including Additional Amounts, if any) accrued and unpaid to, but excluding, the Redemption Date, if any;

(C)	if fewer than all the Outstanding Notes are to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes which will be Outstanding after such partial redemption;

(D)	that on the Redemption Date the Redemption Price and interest accrued and unpaid to, but excluding, the Redemption Date, if any, will become due and payable upon each such Note to be redeemed, and that interest (including Additional Amounts, if any) thereon shall cease to accrue on and after such date;

(E)	the Conversion Price, the date on which the right to convert the principal of the Notes to be redeemed will terminate, and the places where such Notes may be surrendered for conversion; and

(F)	the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued and unpaid interest, if any.

(iii) The notice given shall specify the last date on which exchanges or transfers of Notes may be made, and shall specify the serial numbers of Notes and the portions thereof called for redemption.

               (e)     Effect of Notice of Redemption.

(i) Notice of redemption having been given as provided in Section 10(d), the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued and unpaid interest), such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with such notice, such Note shall be paid by the Company at the Redemption Price; provided, however, the installments of interest on Notes whose Stated Maturity is prior to or on the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such on the relevant Record Date according to their terms and the provisions of this Section 10(e).

(ii) If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the Interest Rate.

               (f)     Notes Redeemed in Part. Any Note which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder thereof or the Holder’s attorney duly authorized in writing), and the Company shall execute and deliver to the Holder of such Note without service charge, a new Note or Notes of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

        11.     Repurchase Rights at the Option of Holders.

               (a)     Fundamental Change of Control Put. In the event that a Fundamental Change of Control shall occur, each Holder shall have the right, at the Holder’s option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder’s Notes not previously called for redemption, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof that Holders specify are to be repurchased in a Repurchase Event Purchase Notice received from a Holder (provided that the Company shall not be required to repurchase any single Note in part unless the portion of the principal amount of such Note to be outstanding after such repurchase is equal to $1,000 or an integral multiple thereof), on a date (the “Fundamental Change of Control Repurchase Date”) that is not more than 30 days after the date of a Repurchase Event Purchase Notice from a Holder, at a purchase price equal to 105% of the principal amount of the Notes to be purchased (the “Repurchase Price”), plus accrued and unpaid interest and Additional Amounts, if any, on such Notes to, but excluding, the date of such repurchase; provided, however, that installments of interest on Notes whose Stated Maturity is prior to or on such Fundamental Change of Control Repurchase Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such on the relevant Regular Record Date according to their terms.

               (b)     Periodic Put Right. On each of August 1, 2007, April 1, 2008, December 1, 2008 and August 3, 2009 (each such date, a “Periodic Repurchase Date”), the Holders shall have the right, at the Holders’ option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, up to an aggregate of the greater of (i) 10% of the initial aggregate principal amount of the Notes, or (ii) $1,000,000, in principal amount of Outstanding Notes on such Periodic Repurchase Date (provided that the Company shall not be required to repurchase any single Note unless the portion of the principal amount of such Note to be outstanding after such repurchase is equal to $1,000 or an integral multiple thereof), on a pro rata basis applied to all Notes that are outstanding on such Periodic Repurchase Date and on a non-cumulative basis (meaning without giving effect to the results of any prior repurchase right) that Holders specify are to be repurchased in a Repurchase Event Purchase Notice received from a Holder at the same Repurchase Price as applied in Section 11(a) above, plus accrued and unpaid interest and Additional Amounts, if any, on such Notes to, but excluding, the date of such repurchase; provided, however, that installments of interest on Notes whose Stated Maturity is prior to or on the Periodic Repurchase Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such on the relevant Regular Record Date according to their terms. The rights of the Holders to require the repurchase of Notes for any given period under this Section 11(b) shall terminate solely for such period in the event that, and from and after such time as, (i) the Trading Price of the Common Stock equals or exceeds 150% of the then-applicable Conversion Price for twenty (20) Trading Days within any period of thirty (30) consecutive Trading Days during the eight (8) month period prior to any Periodic Repurchase Date, (ii) the Shelf Registration Statement has been effective for such thirty (30) consecutive Trading Day period and (iii) the Holders would not otherwise be restricted from selling the Notes pursuant to the Shelf Registration Statement; and the Company shall give prompt written notice to the Holders in the event that such termination conditions shall be satisfied, provided that the failure to give any such notice shall not affect such termination. For the avoidance of doubt, the application of the pro rata basis referred to above in this paragraph will mean that one Holder’s request to have Notes repurchased pursuant to Section 11(b) will be accepted by the Company after proration of other Holders’ repurchase requests as illustrated by the following examples:

               (1)     if there are four Holders (regardless of ownership percentages of outstanding Notes) who submit requests for repurchase of $6.0 million, $1.5 million, $1.5 million and $1.0 million principal amount of Notes, then these Holders seeking to have their Notes repurchased will be prorated to $600,000, $150,000, $150,000 and $100,000 principal amount of Notes repurchased, respectively; and

               (2)     if there are four Holders (regardless of ownership percentages of outstanding Notes) and one Holder submits a request to have repurchased $1.0 million or more principal amount of Notes (or any lesser principal amount) and the other three Holders do not submit any such requests, then the Company will repurchase the $1.0 million principal amount of Notes (or such lesser principal amount) from the Holder submitting such request.

               (c)     If the Holders have a repurchase right pursuant to Section 11(a) or (b), the Company shall provide a notice to the Holders containing the relevant information and make such information available on the Company’s website or through another public medium as the Company may use at such time. With respect to a Fundamental Change of Control repurchase right, no later than 10 Business Days after the occurrence of a Fundamental Change of Control and at least 20 Business Days prior to the occurrence of such date, and, with respect to the periodic repurchase right specified in paragraph (b) above, at least 10 Business Days prior to any Periodic Repurchase Date, the Company shall mail a written notice of such repurchase event (the “Repurchase Event Notice”) by certified mail to each Holder (and to beneficial owners to the extent practicable). The Repurchase Event Notice shall include a form of notice (the “Repurchase Event Purchase Notice”) as specified in Section 11(d) and to be completed by the Holder and delivered to the Company pursuant to Section 11(e), and shall state the following:

(i) that it is a Repurchase Event Notice pursuant to this Section 11;

(ii) in the event of a repurchase right upon the occurrence of a Fundamental Change of Control, the event causing the Repurchase Event and the date of such Fundamental Change of Control and, in the event of a repurchase right based on a Periodic Repurchase Date, the applicable Periodic Repurchase Date;

(iii) the procedures with which such Holder must comply to exercise its right to have its Notes repurchased pursuant to Section 11(a) or (b), including the date by which the completed Repurchase Event Purchase Notice pursuant to Section 11(e) and the Notes the Holder elects to have purchased pursuant to Section 11(a) or (b) must be delivered to the Company in order to have such Notes repurchased by the Company, and that the Notes as to which a Repurchase Event Purchase Notice has been given may be converted, if they are otherwise convertible, only if the completed and delivered Repurchase Event Purchase Notice has been withdrawn in accordance with the terms of this Agreement, the Holder’s conversion rights and the Conversion Price then in effect and any applicable adjustments thereto;

(iv) the Repurchase Date and the Repurchase Price;

(v) that, unless the Company defaults in making payment of such Repurchase Price, interest and Additional Amounts, if any, on the Notes surrendered for purchase by the Company will cease to accrue on and after the Repurchase Date, if applicable; and

(vi) that such Holder has a right to withdraw a completed and delivered Repurchase Event Purchase Notice, the procedures for withdrawing a Repurchase Event Purchase Notice pursuant to Section 11(d)(iii) below, and that Notes as to which a completed and delivered Repurchase Event Purchase Notice may be converted, if they are convertible only in accordance with Section 12 above, if the applicable completed and delivered Repurchase Event Purchase Notice has been withdrawn.

        No failure by the Company to give the foregoing Repurchase Event Notice shall limit any Holder’s right to exercise its rights pursuant to Section 11(a) or (b) or affect the validity of the proceedings for the purchase of its Notes hereunder.

               (d)      Delivery of Repurchase Event Purchase Notice; Form of Repurchase Event Purchase Notice; Withdrawal of Repurchase Event Purchase Notice.

(i) The Company shall deliver to all Holders (and beneficial holders of the Notes to the extent practicable) a form of Repurchase Event Purchase Notice, which with respect to Holders’ repurchase rights pursuant to Section 11(a) or (b), shall be delivered to such Holders as specified in Section 11(c); provided, that the delivery of such form of Repurchase Event Purchase Notice to the Holders shall be made in the Company’s name and at the Company’s expense and the text of such form of Repurchase Event Purchase Notice shall be prepared by the Company pursuant to clause (ii) of this Section 11(d).

(ii) The form of Repurchase Event Purchase Notice shall provide instructions regarding procedures with which Holders must comply to exercise their rights pursuant to Section 11(a) or (b) and the completion of the Repurchase Event Purchase Notice and also shall state:

(A)	that it is the Repurchase Event Purchase Notice pursuant to Sections 11(d) and (e) of this Agreement and must be completed by the Holder and delivered to the Company (and any beneficial holder of securities), together with the delivery of the Holder’s Notes for which the Holder will exercise its repurchase rights pursuant to Section 11(a) or (b), for such Holder to receive the Repurchase Price;

(B)	the portion of the principal amount of the Note which the Holder will deliver to be repurchased, which portion must be in a principal amount of $1,000 or an integral multiple thereof; and

(C)	the procedures with which such Holder must comply to exercise its right to have its Notes repurchased pursuant to Section 11(a) or (b), including the date by which, and the address where, the completed Repurchase Event Purchase Notice and the Notes the Holder elects to have repurchased must be delivered to the Paying Agent in order to have such Notes repurchased by the Company, and that the Notes as to which a Repurchase Event Purchase Notice has been given may be converted, if they are otherwise convertible, only if the completed and delivered Repurchase Event Purchase Notice has been withdrawn in accordance with the terms of this Agreement, the Holder’s conversion rights, the Conversion Price then in effect and any adjustments thereto.

(iii) Notwithstanding anything contained herein to the contrary, any Holder which has delivered a completed Repurchase Event Purchase Notice to the Company shall have the right to withdraw such Repurchase Event Purchase Notice by delivery of a written notice of withdrawal delivered to the office of the Company in accordance with the Repurchase Event Purchase Notice at any time prior to the close of business on the Business Day prior to the applicable repurchase date specifying:

(A)	the certificate number, if any, of the Note in respect of which such notice of withdrawal is being submitted;

(B)	the principal amount of the Note with respect to which such notice of withdrawal is being submitted; and

(C)	the principal amount, if any, of such Note which remains subject to the original Repurchase Event Purchase Notice and which has been or will be delivered for purchase by the Company.

               (e)      Exercise of Repurchase Rights. To exercise a repurchase right pursuant to Section 11(a) or (b), a Holder must deliver to the Company at its offices (or, if so specified by the Company in the applicable Repurchase Event Purchase Notice, the offices of any Paying Agent) on or prior to the applicable repurchase date the following:

(i) a completed Repurchase Event Purchase Notice; and

(ii) the Notes with respect to which the Repurchase Right is being exercised, with, if the Company so requires, due endorsement by, or a written instrument of transfer, in form satisfactory to the Company duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing.

               (f)      Payment of the Repurchase Price.

(i) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay the Repurchase Price in shares of Common Stock (subject to the second proviso below) or in cash, as promptly after the applicable repurchase date as practicable, together with accrued and unpaid interest to, but excluding, the repurchase date with respect to the Notes as to which the repurchase right has been exercised; provided, however, that installments of interest that mature prior to or on the applicable repurchase date shall be payable in cash to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Regular Record Date; and further provided, that with respect to any repurchase pursuant to Section 11(b) above, the Company may, at its option, pay the applicable Repurchase Price in respect of any or all of the Notes being repurchased, by issuance of shares of Common Stock, subject to Section 14, valued, for purposes thereof, at ninety (90%) percent of the volume-weighted average Trading Price of the Common Stock for the ten (10) Trading Days ending one (1) Trading Day prior to the subject Periodic Repurchase Date (and in the event that the Company elects to pay any such Repurchase Price through the issuance of shares of Common Stock, the Company shall deliver to the subject Holder the certificate representing such shares of Common Stock on or within one (1) Business Day following the subject Periodic Repurchase Date, accompanied by a reasonably detailed calculation setting forth the manner in which such number of shares was calculated), provided that the Company’s right to pay such Repurchase Price in shares of Common Stock is subject to such shares, (A) upon issuance, being fully paid, nonassessable and free of preemptive and similar rights, (B) being registered for original issuance or resale with the Securities and Exchange Commission under the Securities Act and the Exchange Act, (C) satisfying the requirements of state securities laws for qualification, registration or an exemption from any registration requirement and (D) being available to be traded on the Nasdaq Capital Market or another Eligible Market on which the Common Stock is then traded. If the Company determines to pay the Repurchase Price in shares of Common Stock, the Company shall promptly file a Current Report on Form 8-K reporting such determination.

(ii) If any Note (or portion thereof) surrendered for repurchase shall not be so paid on the applicable repurchase date, such Note shall remain outstanding and the principal amount of such Note (or portion thereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the applicable repurchase date at the Interest Rate, and each Note shall remain convertible into Common Stock until the principal of such Note (or portion thereof, as the case may be) shall have been paid or duly provided for.

(iii) Any Note which is to be repurchased only in part shall be surrendered to the Company (with, if the Company so requires, due endorsement by or a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.

               (g)      Covenant to Comply with Securities Laws upon Repurchase of Notes. When complying with the provisions of this Section 11, the Company shall (i) comply with Rule 13e-4, Rule 14e-1 and any other applicable tender offer rules under the Exchange Act which may then be applicable, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if necessary, and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under this Section 11 to be exercised in the time and in the manner specified in this Section 11.

        12.      Conversion of Securities.

               (a)      Conversion Right and Conversion Price.

(i) Subject to and upon compliance with the provisions of this Section 12, at the option of the Holder thereof, any Outstanding Security or, with respect to Notes, or any portion of the principal amount thereof which is an integral multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into duly authorized, fully paid and nonassessable shares of Common Stock, at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the close of business on the Business Day immediately preceding March 31, 2010 with respect to Notes and Warrants.

(ii) In case a Note or portion thereof is called for redemption, such conversion right in respect of the Note or the portion so called, shall expire at the close of business on the second Business Day preceding the Redemption Date, unless the Company defaults in making the payment due upon redemption. In the case of a repurchase event specified in Section 11(a) or 11(b) for which the Holder exercises its Repurchase Right with respect to a Note or portion thereof, such conversion right in respect of such Note or portion thereof shall expire at the close of business on the Business Day immediately preceding the Repurchase Date.

(iii) Notwithstanding anything to the contrary in this Agreement or in the Notes, each Holder’s right to convert the Notes shall continue for 30 days following any Fundamental Change of Control.

               (b)       The price at which shares of Common Stock shall be delivered upon conversion of Securities (the “Conversion Price”) shall be initially equal to $3.80 per share of Common Stock. The Conversion Price shall be adjusted as provided below. Under no circumstance may the Conversion Price with respect to Warrants be payable other than in cash (such as in Warrants).

               (c)      Exercise of Conversion Right.

(i) To exercise the conversion right, the Holder of any Security to be converted shall surrender such Security duly endorsed or assigned to the Company or in blank, at the offices of the Company, accompanied by a duly signed conversion notice substantially in the form attached hereto as Exhibit J (with respect to Notes) and Exhibit K (with respect to Warrants), to the Company stating that the Holder elects to convert such Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted.

(ii) Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the immediately succeeding Interest Payment Date (except in the case of any Note whose Maturity is prior to such Interest Payment Date) shall be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest to be received on such Interest Payment Date on the principal amount of Securities being surrendered for conversion, subject to Section 5(a)(v).

(iii) Securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Securities for conversion in accordance with the provisions of this Section 12, including any required payments, and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. Within three (3) Business Days after the conversion date, but subject to the limitations set forth in Section 14, the Company shall cause to be issued and delivered to Holders a stock certificate or stock certificates representing the number of full shares of Common Stock issuable upon conversion of such Securities, together with payment in lieu of any fraction of a share as provided in herein.

(iv) In the case of any Security which is converted in part only, upon such conversion the Company shall execute and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Notes, or number of such Warrants, as the case may be.

(v) On or before the second (2nd) Trading Day following the date of receipt of a conversion notice, the Company shall (A) provided the Company’s transfer agent is participating in the DTC’s Fast Automated Securities Transfer Program credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled.

               (d)      Fractions of Shares. No fractional shares of Common Stock shall be issued upon conversion of any Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes or on the basis of the aggregate number of Warrants (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issued upon conversion of any Securities (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Trading Price of the Common Stock as of the Trading Day preceding the date of conversion.

               (e)      Adjustment of Conversion Price.

(i) The Conversion Price shall be subject to adjustment, calculated by the Company, from time to time as follows:

(A)	In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction:

(1)	the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination; and

(2)	the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution.

Such reduction shall become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 12(e)(i) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(ii) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(iii) In case the Company shall issue rights or warrants (other than any rights or warrants referred to in Section 12(e)(iv)) to all holders of its outstanding shares of Common Stock exercisable for not more than 60 days entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction:

(A)	the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date, plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price; and

(B)	the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on the Record Date, plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible).

Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock (or securities convertible into Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, and the value of such consideration (if other than cash) shall be determined by the Board of Directors.

Notwithstanding the foregoing, in the event that the Company shall make a distribution subject to this Section 12(e)(iii), the Company may, in lieu of making any adjustment required pursuant to this Section 12(e)(iii), make proper provision so that each holder of a Note who converts such Note (or any portion thereof) after the Record Date for such distribution shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the securities such Holder would have received had such Holder converted such Note (or portion thereof) immediately prior to such Record Date.

(iv) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 12(e)(i) applies) or evidences of its indebtedness, cash or other assets, including securities, but excluding (1) any rights or warrants referred to in Section 12(e)(iii), (2) any stock, securities or other property or assets (including cash) distributed in connection with a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 12(l) applies, and (3) dividends and distributions paid exclusively in cash (the securities described in foregoing clauses (1), (2) and (3) hereinafter in this Section 12(e)(iv) called the “securities”), then, in each such case, subject to the second succeeding paragraph of this Section 12(e)(iv), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction:

(A)	the numerator of which shall be the Current Market Price on such date, less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) on such date of the portion of the securities so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of the Common Stock outstanding on the Record Date); and

(B)	the denominator of which shall be such Current Market Price.

        Such reduction shall become effective immediately prior to the opening of business on the day following the Record Date. However, in the event that (x) the then fair market value (as so determined) of the portion of the securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date or (y) the Current Market Price on the Record Date exceeds the fair market value of such distribution by less than $1.00, then, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Security (or any portion thereof) the amount of securities such Holder would have received had such Holder converted such Security (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

        If the Board of Directors determines the fair market value of any distribution for purposes of this Section 12(e)(iv) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price pursuant to Section 12(e)(vii) to the extent possible, unless the Board of Directors in a Board Resolution determines in good faith that determining the fair market value during the Reference Period would not be in the best interest of the Holders.

        Notwithstanding the foregoing, in the event that the Company shall make a distribution subject to this Section 12(e)(iv), the Company may, in lieu of making any adjustment required pursuant to this Section 12(e)(iv), make proper provision so that each holder of a Note who converts such Note (or any portion thereof) after the Record Date for such distribution shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the securities such Holder would have received had such Holder converted such Note (or portion thereof) immediately prior to such Record Date.

        Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”):

(A)	are deemed to be transferred with such shares of Common Stock;

(B)	are not exercisable; and

(C)	are also issued in respect of future issuances of Common Stock;

shall be deemed not to have been distributed for purposes of this Section 12(e)(iv) (and no adjustment to the Conversion Price under this Section 12(e)(iv) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 12(e)(iv):

(A)	in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase; and

(B)	in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

For purposes of this Section 12(e)(iv) and Sections 12(e)(i), 12(e)(ii) and 12(e)(iii), any dividend or distribution to which this Section 12(e)(iv) is applicable that also includes shares of Common Stock, a subdivision or combination of Common Stock to which Section 12(e)(ii) applies, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 12(e)(iii) applies (or any combination thereof), shall be deemed instead to be:

(A)	a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock, such subdivision or combination or such rights or warrants to which Sections 12(e)(i), 12(e)(ii) and 12(e)(iii) apply, respectively (and any Conversion Price reduction required by this Section 12(e)(iv) with respect to such dividend or distribution shall then be made), immediately followed by

(B)	a dividend or distribution of such shares of Common Stock, such subdivision or combination or such rights or warrants (and any further Conversion Price reduction required by Sections 12(e)(i), 12(e)(ii) and 12(e)(iii) with respect to such dividend or distribution shall then be made), except:

(1)	the Record Date of such dividend or distribution shall be substituted as (x) “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution,” “Record Date fixed for such determinations” and “Record Date” within the meaning of Section 12(e)(i), (y) “the day upon which such subdivision becomes effective” and “the day upon which such combination becomes effective” within the meaning of Section 12(e)(ii), and (z) as “the date fixed for the determination of stockholders entitled to receive such rights or warrants,” “the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants” and such “Record Date” within the meaning of Section 12(e)(iii); and

(2)	any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 12(e)(i) and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

(v) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock cash (excluding any cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 12(l) applies or as part of a distribution referred to in Section 12(e)(iv)), then, and in each such case, immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction:

(A)	the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the amount of such distribution, divided by (y) the number of shares of Common Stock outstanding on the Record Date, and

(B)	the denominator of which shall be equal to the Current Market Price on such date.

        In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(vi) In case a tender offer made by the Company or any of its Subsidiaries for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) that combined together with:

(A)	the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its subsidiaries for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 12(e)(vi) has been made;

(B)	the aggregate amount of any distributions to all holders of the Company’s Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 12(e)(v) has been made; and exceeds 10% of the product of the Current Market Price as of the last time (the “Expiration Time”) tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction:

(1)	the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time; and

(2)	the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time.

Such reduction (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made. If the application of this Section 12(e)(vi) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 12(e)(vi).

(vii) Effective as of April 1, 2008, the Conversion Price shall be reset so as to equal the lower of (A) the then-current Conversion Price, and (B) 115% of the volume-weighted average Trading Price of the Common Stock for the ten (10) consecutive Trading Day period preceding and including March 31, 2008, provided that in no event shall the Conversion Price as reset be less than $2.50 per share (which number shall be subject to adjustment from and after the Closing Date in a manner consistent with Sections 12(e)(i), 12(e)(ii), 12(e)(iii) and 12(e)(v) above). This Section 12(e)(vii) shall terminate and be of no further force and effect if (i) the Trading Price of the Common Stock equals or exceeds 150% of the then-applicable Conversion Price for twenty (20) Trading Days within any period of thirty (30) consecutive Trading Days during the period prior to April 1, 2008, (ii) the Shelf Registration Statement has been effective for such thirty (30) consecutive Trading Day period and (iii) the Holders would not otherwise be restricted from selling the Securities pursuant to the Shelf Registration Statement; and the Company shall give prompt written notice to the Holders in the event that such termination conditions shall be satisfied, provided that the failure to give any such notice shall not affect such termination.

(viii) For purposes of this Section 12(e), the following terms shall have the meanings indicated:

(A)	“Current Market Price” shall mean the average of the daily Trading Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to the date in question; provided, however, that if:

(1)	the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Sections 12(e)(i) through 12(e)(vi) occurs during such ten consecutive Trading Days, the Trading Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by multiplying such Trading Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event;

(2)	the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Sections 12(e)(i) through 12(e)(vi) occurs on or after the “ex” date for the issuance or distribution requiring such computation and prior to the day in question, the Trading Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Trading Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event; and

(3)	the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Trading Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 12(e)(iv) or (vi), whose determination shall be conclusive and set forth in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such “ex” date.

For purposes of any computation under Section 12(e)(vi), the Current Market Price of the Common Stock on any date shall be deemed to be the average of the daily Trading Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the “ex” date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Sections 12(e)(i) through 12(e)(vi) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Trading Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Trading Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term “ex” date, when used:

(1)	with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Trading Price was obtained without the right to receive such issuance or distribution;

(2)	with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective; and

(3)	with respect to any tender or exchange offer, means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 12(e), such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 12(e) and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

(B)	“fair market value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s length transaction which, in the absence of a current market for such transaction, shall be determined in good faith by the Board of Directors.

(C)	“Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(ix) The Company may make such reductions in the Conversion Price, in addition to those required by Sections 12(e)(i) through 12(e)(vi), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

        To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and the reduction is irrevocable during the period and the Board of Directors determines in good faith that such reduction would be in the best interests of the Company, which determination shall be conclusive and set forth in a Board Resolution; provided, however, that the Board of Directors shall not be permitted to reduce the Conversion Price pursuant to this sentence in such a manner that will violate NASD Rule 4350(i) or any similar or successor rule then in effect. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to each Holder at the address of such Holder as it appears in the Register a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

(x) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 12(e)(x) are not required to be made shall be carried forward and taken into account (A) in any subsequent adjustment; (B) if and when the Company has called the Notes for redemption pursuant to Section 10, or (C) on the Maturity Date. All calculations under this Section 12(e)(x) shall be made by the Company and shall be made to the nearest cent or to the nearest one-100th of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock.

(xi) In any case in which this Section 12(e)(xi) provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (A) issuing to the Holder of any Note converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment, and (B) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 12(d).

(xii) For purposes of this Section 12(e), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(xiii) If the distribution date for the rights provided in the Company’s rights agreement, if any, occurs prior to the date a Security is converted, and the Holder of the Security who converts such Security after the distribution date is not entitled to receive the rights that would otherwise be attached (but for the date of conversion) to the shares of Common Stock received upon such conversion, then an adjustment shall be made to the Conversion Price pursuant to Section 12(e) as if the rights were being distributed to the holders of Common Stock immediately prior to such conversion. If such an adjustment is made and the rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment shall be made to the Conversion Price, on an equitable basis, to take account of such event.

               (f)     Notice of Adjustments of Conversion Price. Whenever the Conversion Price is adjusted as herein provided (other than in the case of an adjustment pursuant to the second paragraph of Section 12(e)(ix) for which the notice required by such paragraph has been provided), the Company shall provide a notice to the Holders setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based and shall mail such notice to each Holder at the address of such Holder as it appears in the Register within 20 days of the effective date of such adjustment. The Company shall also make such information available on the Company’s website or through another public medium as the Company may use at such time. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

               (g)     Notice Prior to Certain Actions.

        In case at any time after the date hereof:

(A)	the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its capital surplus or its consolidated retained earnings;

(B)	the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class (or of securities convertible into shares of capital stock of any class) or of any other rights;

(C)	there shall occur any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, a change in par value, a change from par value to no par value or a change from no par value to par value), or any merger, consolidation, statutory share exchange or combination to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale, transfer or conveyance of all or substantially all of the assets of the Company; or

(D)	there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be provided to all Holders in accordance with Section 18, at least 20 days (or 10 days in any case specified in clause (A) or (B) of this Section 12(g)) prior to the applicable record or effective date hereinafter specified, a notice stating:

(1)	the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined; or

(2)	the date on which such reclassification, merger, consolidation, statutory share exchange, combination, sale, transfer, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, merger, consolidation, statutory share exchange, sale, transfer, dissolution, liquidation or winding up.

Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings or actions described in clauses (A) through (D) of this Section 12(g).

               (h)     Company to Reserve Common Stock. The Company shall at all times use its best efforts to reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of fully paid and nonassessable Common Stock then issuable upon the conversion of all Outstanding Securities.

               (i)     Taxes on Conversions. Except as provided in the next sentence, the Company will pay any and all transfer taxes and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. A Holder delivering a Security for conversion shall be liable for and will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Securities to be converted, and no such issue or delivery shall be made unless the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

               (j)     Covenant as to Common Stock. The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issuance be fully paid and nonassessable and that the Company will pay all taxes, liens and charges with respect to the issuance thereof, except (1) as provided in Section 12(i) or (2) with respect to any liens or charges created by or imposed upon such Common Stock by the Holder of the Securities to be converted.

               (k)     Cancellation of Converted Securities. All Securities delivered for conversion shall be delivered to the Company to be canceled by the Company.

               (l)     Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely:

(i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

(ii) any merger, consolidation, statutory share exchange or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or

(iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock;

the Company or the successor or purchasing corporation, as the case may be, shall execute a supplement to this Agreement providing that such Security shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Securities been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance (provided, that if the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“Non-Electing Share”), then for the purposes of this Section 12(l) the kind and amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplement to this Agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 12(l). If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplement shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the Repurchase Rights set forth in Section 11.

        The Company shall cause notice of the execution of such supplement to this Agreement to be mailed to each Holder, at the address of such Holder as it appears on the Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplement.

        The above provisions of this Section 12 shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

               (m)     Company’s Failure to Timely Convert. If the Company shall fail to issue a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon conversion of any conversion amount on or prior to the date which is five (5) Trading Days after the conversion date (a “Conversion Failure”), then (A) the Company shall pay damages to the Holder for each date of such Conversion Failure in an amount equal to 2.0% of the product of (I) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled, and (II) the Closing Sale Price of the Common Stock on the Share Delivery Date and (B) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to such conversion notice; provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise. In addition to the foregoing, if within three (3) Trading Days after the Company’s receipt of the facsimile copy of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder’s conversion of any conversion amount, and if on or after such Trading the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the Conversion Date.

        13.     Make-Whole Payments.

               (a)     In the event that a Holder elects to convert all or any portion of its Notes at any time on or after June 1, 2006 and on or prior to March 31, 2009, such Holder will receive, in addition to the shares of Common Stock issuable upon conversion, a make-whole premium in an amount equal to the present value of all required interest payments on the Notes from the date of such conversion through March 31, 2009 (including any accrued but unpaid interest), computed using a discount rate equal to the Reinvestment Yield determined on the date of conversion (the “Conversion Make-Whole Amount”). The Company shall have three (3) Business Days from the date of conversion in which to pay the Conversion Make-Whole Amount.

               (b)     The amount of any Conversion Make-Whole Amount shall be payable on the date of conversion (i) at the Company’s option, but subject to the limitation set forth in Section 14, through the issuance of shares of Common Stock valued, for purposes hereof, at ninety (90%) percent of the volume-weighted average Trading Price of the Common Stock for the ten (10) consecutive Trading Days ending one (1) day prior to the subject conversion date (and in the event that the Company elects to make payment through the issuance of Common Stock, the certificate representing such Common Stock shall be delivered to the subject Holder on the subject conversion date, accompanied by a reasonably detailed calculation setting forth the manner in which such number of shares was calculated), provided that the Company’s right to pay such Conversion Make-Whole Amount in shares of Common Stock is subject to such shares, (w) upon issuance, being fully paid, nonassessable and free of preemptive and similar rights, (x) being registered for original issuance or resale with the U.S. Securities and Exchange Commission under the Securities Act and the Exchange Act, (y) satisfying the requirements of state securities laws for qualification, registration or an exemption from any registration requirement and (z) being available to be traded on the Nasdaq Capital Market or another Eligible Market on which the Common Stock is then traded, or (ii) in cash.

        14.     Nasdaq Share Cap; Holder Ownership Limitation.

               (a)     Notwithstanding anything to the contrary contained in this Agreement, the Company shall not issue pursuant to this Agreement in the aggregate more than 3,338,385 Underlying Shares (the “Share Cap”), which represents 19.9% of the Company’s issued and outstanding shares of Common Stock as of the date of this Agreement (excluding the shares of Common Stock to be issued in the proposed acquisition of the Florida battery manufacturing facility as described in the Private Placement Memorandum), unless and until it obtains Shareholder Approval (as such term is defined below). The Share Cap shall be equitably adjusted to reflect any stock splits, stock dividends or similar events resulting in a change in the number of outstanding shares of Common Stock without a corresponding economic effect on the holders thereof. Without limiting the generality of the foregoing, from and after the date on which the Company has issued an aggregate number of Underlying Shares equal to the Share Cap and until the Company obtains Shareholder Approval, the Company shall not be entitled to pay (i) interest on any of the Notes or (ii) the Conversion Make-Whole Amount, through the issuance of shares of Common Stock pursuant to Section 5(a)(viii), Section 10(f) or Section 13(b), respectively. In the event of any conversion of any of the Notes pursuant to Section 12 that would result in the issuance of Underlying Shares in excess of the Share Cap, the Company shall give prompt notice to the Holder(s) electing to convert Notes of the Company’s inability to issue some or all of the Underlying Shares because of the Share Cap. Immediately following Shareholder Approval, the Company shall issue to the Holder(s) the Underlying Shares that it was unable to issue at the time of conversion.

               (b)     For purposes of this Agreement, “Shareholder Approval” shall mean the approval of this Agreement and the transactions contemplated hereby (including the issuance of the Underlying Shares) by the holders of a majority of the issued and outstanding shares of Common Stock, whether by written consent or at a duly convened meeting of stockholders, together with the Company’s compliance with the filing and mailing provisions of, and expiration of applicable waiting periods under, Regulation 14C or Regulation 14A under the Exchange Act, as applicable. The Company represents to the Purchasers that it has obtained such written consent of the holders of a majority of the currently issued and outstanding shares of Common Stock on or prior to the date hereof, and will take all steps to obtain Shareholder Approval as soon as practicable and in any event no later than the Company’s planned annual meeting of stockholders to be held in May 2006.

               (c)     The Company shall not effect any conversion of the Securities, or issue Underlying Shares pursuant to Sections 5(a)(viii), 10(f) or 13(b), and no Purchaser shall have the right to convert any portion of the Securities or to receive such Underlying Shares, to the extent that after giving effect to such conversion or issuance, the Purchaser (together with the Purchaser’s Affiliates), would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such conversion or issuance. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Purchaser and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the Securities (or other issuance of Underlying Shares) with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock that would be issuable upon conversion of the remaining, nonconverted portion of the Securities beneficially owned by the Purchaser or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 14(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To ensure compliance with this restriction, each Purchaser will be deemed to represent to the Company each time it delivers a conversion notice that such conversion notice has not violated the restrictions set forth in this paragraph, and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 14(c), in determining the number of outstanding shares of Common Stock, each Purchaser may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-QSB or Form 10-KSB, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice in writing or by e-mail by the Company or the Company’s Transfer Agent setting forth the number of shares of Common Stock outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Securities, by each Purchaser or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

        15.     Expenses. All costs and expenses incurred in connection with this Purchase Agreement and the consummation of the Transactions shall be paid by the party incurring such expenses, including all costs and expenses incident to the fees and disbursements of the counsel, the accountants, or any other experts or advisors retained by such party; provided, however, that the Company shall be responsible for the fees of counsel to the lead investor(s) not to exceed $50,000. Notwithstanding the foregoing, the Company agrees that it shall pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Notes, and (b) the costs incident to the registration of the Underlying Shares and their quotation on Nasdaq.

        16.     Indemnification.

               (a)     The Company hereby agrees to indemnify and hold harmless each Purchaser, its members, officers, employees, representatives and agents and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Purchaser Indemnified Parties”) against any losses, claims, damages or liabilities, joint or several, or any action in respect thereof, to which any such Purchaser Indemnified Party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i) any breach or inaccuracy or alleged breach or inaccuracy of any representation or warranty contained in Section 2 of this Agreement, or

(ii) the breach of any covenant or agreement made by the Company in this Agreement.

and will reimburse each Purchaser Indemnified Party for any legal or other expenses reasonably incurred by such Purchaser Indemnified Party in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability that the Company may otherwise have and shall not limit any rights or remedies that may otherwise be available at law or in equity to each Purchaser Indemnified Party. The Company will not, without the prior written consent of the applicable Purchaser, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Purchaser or any person who controls the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of such Purchaser and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

               (b)     Each Purchaser will, severally and not jointly, indemnify and hold harmless the Company, each other Purchaser and each person, if any, who controls the Company or such other Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company, such other Purchaser or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any violation of the securities laws in connection with the Purchaser’s breach of any representation, warranty or covenant of such Purchaser set forth in Section 4 of this Agreement; provided that in no event shall any indemnity under this Section 16(b) exceed the principal amount of the Notes purchased by such Purchaser.

               (c)     Promptly after receipt by an indemnified party under this Section 16 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 16, notify the indemnifying party of the commencement thereof; but the omission or delay so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 16. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from, inconsistent with, or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select one separate counsel, at the indemnifying party’s expense, which counsel shall be reasonably satisfactory to the indemnifying party, to defend such action on behalf of all such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 16 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have engaged separate counsel in accordance with the proviso to the next preceding sentence or (ii) the indemnifying party has authorized the engagement of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the written consent of the indemnifying party.

        17.    Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and each Purchaser set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall survive the Closing Date, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, any Purchaser or any controlling person referred to in Section 16 hereof and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 15 and 16 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

        18.    Notices. All communications hereunder shall be in writing and, if sent to the Purchasers, shall be delivered or sent by registered mail, telex or facsimile transmission and confirmed in writing to the address next to their name on Schedule A; and if sent to the Company, shall be delivered or sent by registered mail, telex or facsimile transmission and confirmed in writing to the Company at:

Electro Energy Inc. 30 Shelter Rock Road Danbury, Connecticut 06810 Tel: (203) 797-2699 Fax: (203) 797-2697 Attention: Mr. Martin G. Klein, Chairman and Chief Executive Officer

with a copy to:

Greenberg Traurig, LLP MetLife Building 200 Park Avenue, 15th Floor New York, New York 10166 Tel: (212) 801-9200 Fax: (212) 801-6400 Attention: Spencer G. Feldman, Esq.

        19.    Broker’s Fee. Each Purchaser acknowledges that the Company intends to pay to the Placement Agent a fee in connection with the Transactions contemplated by this Agreement. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the Transactions contemplated by this Agreement.

        20.    Entire Agreement; No Inconsistent Agreements. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Purchasers herein or otherwise conflicts with the provisions hereof.

        21.    Successors. This Agreement shall inure to the benefit of and shall be binding upon the Purchasers and the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the indemnities of the Company contained in Section 16 of this Agreement shall also be for the benefit of any person or persons who control any Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and any subsequent holder of the Notes.

        22.    Governing Law. THIS AGREEMENT, AND THE SECURITIES ISSUED HEREUNDER, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        23.    Consent to Jurisdiction, Service of Process and Waiver of Trial by Jury.

               (a)     All judicial proceedings arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York.

               (b)     Each party agrees that any service of process or other legal summons in connection with any proceeding may be served on it by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, postage prepaid, addressed to the served party at its address as provided for in Section 18 hereof. Nothing in this section shall affect the right of the parties to serve process in any other manner permitted by law.

               (c)     EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        24.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        25.    Reliance by the Placement Agent. The parties agree that Jefferies & Company, Inc., as Placement Agent in respect of the offering, sale and purchase of the Securities, may rely on the agreements, covenants, representations and warranties of the Company and the representations and warranties made by the Purchasers contained in this Agreement as if such agreements, covenants, representations and warranties, as applicable, were made directly to the Placement Agent as of the date hereof and the Closing Date.

        26.    Independent Nature of Purchaser’s Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any transaction Document. Nothing contained herein or in any other Transaction Document and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Purchasers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

        If the foregoing correctly sets forth your understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Company and the Purchasers.

Very truly yours,

ELECTRO ENERGY INC

By:	/s/ Martin G. Klein

Name: Martin G. Klein
Chairman and Chief Executive Officer

[Purchaser Signature Page Follows]

Investor Signature Page

Note and Warrant Purchase Agreement – Electro Energy Inc.

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

_________________
[Name of Purchaser]

By: ___________________________________
Name: _________________________________
Title: __________________________________